As filed with the Securities and Exchange Commission on July 31, 2020

Registration No. 333-238119

Registration No. 333-239250

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM F-1

ON FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Globus Maritime Limited

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N.A.
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Globus Maritime Limited 128 Vouliagmenis Avenue 166 74 Glyfada Athens, Greece Tel: +30 213 0181507 (Address and telephone number of Registrant’s principal executive offices)	Watson Farley & Williams LLP 250 West 55th Street New York, New York 10019 (212) 922-2200 (telephone number) (Name, Address and telephone number of agent for service)
With copies to:
Steven J. Hollander, Esq. Watson Farley & Williams LLP 250 West 55th Street New York, New York 10019 (212) 922-2200 (telephone number) (212) 922-1512 (facsimile number)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.	☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Globus Maritime Limited, or the Company, filed with the U.S. Securities and Exchange Commission, or the Commission, (i) a registration statement on Form F-1 (File No. 333-238119) on May 8, 2020, which was amended by a pre-effective amendment filed on June 15, 2020 and declared effective on June 17, 2020 and was further supplemented on June 23, 2020 and June 29, 2020 and (ii) a registration statement on Form F-1 MEF (File No. 333-239250) on June 18, 2020 that became effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act. We refer to these registration statements as the “Registration Statements.” Pursuant to Rule 429 under the Securities Act, the prospectuses contained in the Registration Statements have been combined into the prospectus contained in this Post-Effective Amendment No. 1 to Form F-1 on Form F-3. Accordingly, this Post-Effective Amendment No. 1 to Form F-1 on Form F-3 amends both of the Registration Statements.

The Registration Statements covered the offering of an aggregate of 34,285,714 units consisting of one common share or pre-funded warrant and one Class A Warrant to purchase one common share, which units separated immediately upon their issuance. Each Class A Warrant was exercisable upon its issuance and expires five years after the issuance date. The Company granted the underwriters an option for a period of up to 45 days to purchase up to 5,142,857 additional units. The underwriter partially exercised this over-allotment option and purchased an additional 5,139,286 units.

This Post-Effective Amendment No. 1 to Form F-1 on Form F-3 (this “Post-Effective Amendment”) is being filed to (i) convert the Registration Statements on Form F-1 to Form F-3 and (ii) register the common shares currently issuable on exercise of the Class A Warrants already issued and currently outstanding, consisting of an aggregate of 38,870,000 common shares. No further offering will be made pursuant to this Post-Effective Amendment. All filing fees payable in connection with the registration of the 38,870,000 common shares issuable upon exercise of the outstanding Class A Warrants were previously paid by the Company in connection with the filing of the Registration Statement.

Registration of Common Stock Upon Exercise of Warrants

This Post-Effective Amendment also contains an updated prospectus relating to an aggregate of 38,870,000 common shares issuable upon exercise of the outstanding Class A Warrants previously issued in connection with the offering of initial securities under the Registration Statement, which closed on June 22, 2020, including the over-allotment exercise.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 31, 2020

PROSPECTUS

Up to 38,870,000 Common Shares

Issuable Upon Exercise of Outstanding Warrants

Globus Maritime Limited

This prospectus relates to the issuance of up to 38,870,000 of our common shares issuable upon the exercise of 38,870,000 outstanding Class A Warrants to purchase common shares, which we refer to as the Class A Warrants. The Class A Warrants were issued in connection with a registered public offering which closed on June 22, 2020.

Each Class A Warrant has an exercise price of $0.35 per share, subject to adjustment, was exercisable upon issuance and will expire five years from issuance.

Our common shares are listed on the Nasdaq Capital Market under the symbol “GLBS.” On July 29, 2020, the last reported sale price of our common shares on the Nasdaq Capital Market was $0.15 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2020.

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ABOUT THIS PROSPECTUS

As permitted under the rules of the U.S. Securities and Exchange Commission, or the SEC, this prospectus incorporates important information about us that is contained in documents that we have previously filed with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to Globus Maritime Limited, 128 Vouliagmenis Avenue, 166 74 Glyfada, Athens, Greece. Our telephone number is +30 210 960 8300. See “Where You Can Find More Information.”

You should rely only on the information contained and incorporated by reference into this prospectus and in any free writing prospectus that we authorize to be distributed to you. We have not authorized anyone to provide you with additional or different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate”, “approximately”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “pending”, “perceive”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “would”, “view” and similar expressions or the negatives of those words or phrases, or statements that events, conditions or results “can,” “will,” “may,” “must,” “would,” “could” or “should” occur or be achieved and similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in the section herein entitled “Risk Factors.” Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:

•	changes in shipping industry trends, including charter rates, vessel values and factors affecting vessel supply and demand;

•	changes in seaborne and other transportation patterns;

•	changes in the supply of or demand for dry bulk commodities, including dry bulk commodities carried by sea, generally or in particular regions;

•	changes in the number of newbuildings under construction in the dry bulk shipping industry;

•	changes in the useful lives and the value of our vessels and the related impact on our compliance with loan covenants;

•	the aging of our fleet and increases in operating costs;

•	changes in our ability to complete future, pending or recent acquisitions or dispositions;

•	changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities;

•	risks related to our business strategy, areas of possible expansion or expected capital spending or operating expenses;

•	changes in our ability to leverage our relationships and reputation in the dry bulk shipping industry;

•	changes in the availability of crew, number of off-hire days, classification survey requirements and insurance costs for the vessels in our fleet;

•	changes in our relationships with our contract counterparties, including the failure of any of our contract counterparties to comply with their agreements with us;

•	loss of our customers, charters or vessels;

•	damage to our vessels;

•	potential liability from future litigation and incidents involving our vessels;

•	our future operating or financial results;

•	acts of terrorism, other hostilities, pandemics or other calamities;

•	the effects of outbreaks of pandemic or contagious diseases, including the length and severity of the recent worldwide outbreak of Coronavirus, now named as COVID-19, including its impact on our business;

•	changes in global and regional economic and political conditions;

•	changes in governmental rules and regulations or actions taken by regulatory authorities, particularly with respect to the dry bulk shipping industry;

•	our ability to continue as a going concern; and

•	other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands corporation and our principal executive offices are located outside the United States. Certain of our directors and officers reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors and officers are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our directors or officers based on those laws.

PROSPECTUS SUMMARY

This summary highlights certain information that appears elsewhere in this prospectus or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein. As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated herein by reference.

Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us”, and “our” refer to Globus Maritime Limited and all of its subsidiaries, and ” Globus Maritime Limited” or “Globus” refers only to Globus Maritime Limited and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “$” and “dollars” in this prospectus are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with International Financial Reporting Standards (IFRS). We have a fiscal year end of December 31.

Overview

We are an integrated international owner and operator of dry bulk vessels, focusing on the Panamax and Supramax sectors, providing marine transportation services on a worldwide basis. We currently own five dry bulk vessels: four Supramaxes and one Panamax, with an aggregate 300,571 dwt carrying capacity and an average age of 12.3 years as of June 30, 2020. We own each of our vessels through separate, wholly owned subsidiaries, four of which are incorporated in the Marshall Islands, and one of which is incorporated in Malta. All of our Supramax vessels are geared. Geared vessels can operate in ports with minimal shore-side infrastructure. Due to the ability to switch between various dry bulk cargo types and to service a wider variety of ports, the day rates for geared vessels tend to have a premium. Our vessels can carry the majority of dry bulk commodities such as, coal, finished steel products, as well as minerals such as iron ore, chromium ore, and nickel ore. In addition, we are also engaged in the carriage of agribulks such as grains, soy bean, rice, and sugar. Our fleet operates on a worldwide basis with presence in both the Pacific and Atlantic oceans.

Our operations are managed by our Attica, Greece-based wholly owned subsidiary, Globus Shipmanagement Corp., which we refer to as our Manager, which provides in-house commercial and technical management for our vessels and provided consulting services for an affiliated ship-management company. Our Manager has entered into a ship management agreement with each of our wholly owned vessel-owning subsidiaries. Virtually all aspects of our vessels are managed in-house including managing day-to-day vessel operations, such as supervising the crewing, supplying, maintaining of vessels and other services. We believe that by having these critical management functions in-house provides efficiency, fast reaction times, good communication among departments and effective cost management.

We intend to grow our fleet through timely and selective acquisitions of modern vessels in a manner that we believe will provide an attractive return on equity and will be accretive to our earnings and cash flow based on anticipated market rates at the time of purchase. Additionally, we may target asset divestitures in line with our strategy as we look to grow and modernize our fleet. There is no guarantee however, that we will be able to find suitable vessels to purchase or that such vessels will provide an attractive return on equity or be accretive to our earnings and cash flow.

Our company was incorporated in 2006 in Jersey, and in 2010 we redomiciled into the Republic of the Marshall Islands.

Our Fleet

Our Current Fleet

Vessel	Year Built	Flag	Direct Owner	Shipyard	Vessel Type	Type of Employment	Delivery Date	Carrying Capacity (dwt)
m/v River Globe	2007	Marshall Islands	Devocean Maritime Ltd.	Yangzhou Dayang	Supramax	Spot	December 2007	53,627
m/v Sky Globe	2009	Marshall Islands	Domina Maritime Ltd.	Taizhou Kouan	Supramax	Spot	May 2010	56,855
m/v Star Globe	2010	Marshall Islands	Dulac Maritime S.A.	Taizhou Kouan	Supramax	Spot	May 2010	56,867
m/v Moon Globe	2005	Marshall Islands	Artful Shipholding S.A.	Hudong-Zhonghua	Panamax	Spot	June 2011	74,432
m/v Sun Globe	2007	Malta	Longevity Maritime Limited	Tsuneishi Cebu	Supramax	Spot	September 2011	58,790
							Ave. Age: 12.3*	Total dwt: 300,571

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*As of June 30, 2020

Our fleet is currently comprised of a total of five dry bulk vessels consisting of one Panamax and four Supramaxes. The weighted average age of the vessels we owned as of June 30, 2020 was 12.3 years, and their carrying capacity was 300,571 dwt.

M/V Sky Globe, Star Globe, River Globe, Sun Globe are Supramax vessels that primarily trade in the Far East, Indian Ocean, South America and the Persian Gulf. The vessels are engaged in the coal, ore and agribulk trades.

M/V Moon Globe is a Panamax and trades primarily in the East Coast of South America, the Far East and the Mediterranean. The vessel is primarily engaged in ore and agribulk trading.

All the above-mentioned vessels are operating in the spot market or on short period charters.

Corporate Information

We originally incorporated as Globus Maritime Limited on July 26, 2006 pursuant to the Companies (Jersey) Law 1991 (as amended) and re-domiciled into the Marshall Islands on November 24, 2010. Our registered address is located at Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our registered agent in the Republic of the Marshall Islands is The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our principal executive office is located at 128 Vouliagmenis Avenue, 3rd Floor, 166 74 Glyfada, Attica, Greece. Our telephone number is +30 210 960 8300. Our corporate website address is http://www.globusmaritime.gr. The information contained on or accessed through our website does not constitute part of, and is not incorporated into, this prospectus. The SEC maintains a website that contains reports, proxy and information statements, and other information that we and other issuers file electronically at http://www.sec.gov.

Going Concern

Our consolidated financial statements as of and for the year ended December 31, 2019 and our unaudited interim consolidated financial statements for the three months ended March 31, 2020 were prepared assuming that we will continue as a going concern and do not include any adjustments that might be necessary if we are unable to continue as a going concern. However, there are substantial doubts about our ability to continue as a going concern. We acknowledge that uncertainty remains over our ability to meet our liabilities as they fall due. We may be unable to realize assets at their recognized values and to extinguish liabilities in the normal course of business at the amounts stated in these consolidated financial statements. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us. Our independent registered public accounting firm, Ernst & Young (Hellas) Certified Auditors Accountants S.A., or EY, has issued their opinion with an explanatory paragraph in connection with the consolidated financial statements for the year ended December 31, 2019 included in our annual report that includes an emphasis of matter in relation to the substantial doubt about our ability to continue as a going concern.

THE OFFERING

Common shares presently outstanding	175,593,007 common shares(1)(2)

Securities offered by us	Up to 38,870,000 of our common shares issuable from time to time upon exercise of the Class A Warrants. See “Description of Capital Stock.” The Class A Warrants are exercisable immediately upon issuance and will expire on June 22, 2025.

Common shares to be outstanding immediately after this offering	214,463,007 common shares, assuming the Class A Warrants are exercised in full(2)

Use of proceeds	We estimate that we will receive gross proceeds of approximately $13.6 million if all of the Class A Warrants are exercised in full on a cash basis. We intend to use the proceeds from the exercise of the Class A Warrants for general corporate purposes. It is possible that some or all of the Class A Warrants may expire and may never be exercised. See “Use of Proceeds”.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 2, and in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated herein by reference, to read about the risks you should consider before investing in our securities.

Listing	As of the date of this prospectus, our common shares are traded on the Nasdaq Capital Market under the symbol “GLBS.”

(1)	Excludes the 38,870,000 common shares registered in this offering.

(2)	Excludes:

•	3,571 common shares and/or pre-funded warrants (and 3,571 common shares issuable upon the exercise of 3,571 additional Class A warrants) issuable on further exercise of the overallotment option granted to the representative of the underwriters in our public offering which closed on June 22, 2020; and

•	45,850,000 common shares issuable upon the exercise of warrants issued in a transaction exempt from registration with the Commission which closed on June 30, 2020, and 83,333,333 common shares issuable upon the exercise of warrants issued in a transaction exempt from registration with the Commission which closed on July 21, 2020 (collectively, the “PP Warrants”).

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding to invest in our securities, you should carefully consider the risks described below and all of the other information contained or incorporated by reference into this prospectus. These risks and uncertainties are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition, results of operations and future growth prospects could be materially adversely affected. In that case, you may lose all or part of your investment in the securities.

Risks Relating to the Offering and the Ownership of our Common Shares

Risks Relating to Our Industry

The international dry bulk shipping industry is cyclical and volatile.

The international seaborne transportation industry is cyclical and has high volatility in charter rates, vessel values and profitability. Fluctuations in charter rates result from changes in the supply and demand for vessel capacity and changes in the supply and demand for energy resources, commodities, semi-finished and finished consumer and industrial products internationally carried at sea. Since the early part of 2009, rates have been volatile and low, relative to previous years. In 2018 rates were relatively stable throughout the year. In 2019 although the rates reduced again at the beginning, they reached a peak during the third quarter, followed by a decreasing trend again. In the beginning of 2020 the rates continued to drop and have reached close to the all-time low. Currently all of our vessels are chartered on the spot market, and we are exposed therefore to changes in spot market and short-term charter rates for dry bulk vessels and such changes affect our earnings and the value of our dry bulk vessels at any given time. The supply of and demand for shipping capacity strongly influences freight rates. The factors affecting the supply and demand for vessels are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

Factors that influence demand for vessel capacity include:

•	port and canal congestion charges;

•	general dry bulk shipping market conditions, including fluctuations in charterhire rates and vessel values and demand for and production of dry bulk products;

•	global and regional economic and political conditions, including exchange rates, trade deals, and the rate and geographic distributions of economic growth;

•	environmental and other regulatory developments;

•	the distance dry bulk cargoes are to be moved by sea;

•	changes in seaborne and other transportation patterns; and

•	natural disasters and/or world pandemics such as the COVID-19 that has disrupted the markets worldwide.

Factors that influence the supply of vessel capacity include:

•	the size of the newbuilding orderbook;

•	the price of steel and vessel equipment;

•	technological advances in vessel design and capacity;

•	the number of newbuild deliveries, which among other factors relates to the ability of shipyards to deliver newbuilds by contracted delivery dates and the ability of purchasers to finance such newbuilds;

•	the scrapping rate of older vessels;

•	port and canal congestion;

•	the number of vessels that are in or out of service, including due to vessel casualties; and

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•	changes in environmental and other regulations that may limit the useful lives of vessels.

In addition to the prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, secondhand vessel values in relation to scrap prices, costs of bunkers and other operating costs, costs associated with classification society surveys, normal maintenance costs, insurance coverage costs, the efficiency and age profile of the existing dry bulk fleet in the market, and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. These factors influencing the supply of and demand for shipping capacity are outside of our control, and we may not be able to correctly assess the nature, timing and degree of changes in industry conditions.

We anticipate that the future demand for our dry bulk vessels and charter rates will be dependent upon continued economic growth in the world’s economies, seasonal and regional changes in demand and changes to the capacity of the global dry bulk vessel fleet and the sources and supply of dry bulk cargo to be transported by sea. Adverse economic, political, social or other developments could negatively impact charter rates and therefore have a material adverse effect on our business, results of operations and ability to pay dividends. We may also decide that it makes economic sense to lay up one or more vessels. While our vessels are laid up, we will pay lay-up costs, but those vessels will not be able to earn any hire.

The international shipping industry and dry bulk market are highly competitive.

The shipping industry and dry bulk market are capital intensive and highly fragmented with many charterers, owners and operators of vessels and are characterized by intense competition. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than we do. The trend towards consolidation in the industry is creating an increasing number of global enterprises capable of competing in multiple markets, which may result in a greater competitive threat to us. Our competitors may be better positioned to devote greater resources to the development, promotion and employment of their businesses than we are. Competition for the transportation of cargo by sea is intense and depends on customer relationships, operating expertise, professional reputation, price, location, size, age, environmental, social, and governance criteria, condition and the acceptability of the vessel and its operators to the charterers. Competition may increase in some or all of our principal markets, including with the entry of new competitors, who may operate larger fleets through consolidations or acquisitions and may be able to sustain lower charter rates and offer higher quality vessels than we are able to offer. We may not be able to continue to compete successfully or effectively with our competitors and our competitive position may be eroded in the future, which could have an adverse effect on our fleet utilization and, accordingly, business, financial condition, results of operations and ability to pay dividends.

Pandemics such as the novel coronavirus (COVID-19) make it very difficult for us to operate in the short-term and have unpredictable long-term consequences, all of which could decrease the supply of and demand for the raw materials we transport, the rates that we are paid to carry our cargo, and our financial outlook.

On March 11, 2020, the World Health Organization declared the spread of a novel coronavirus (COVID-19) to be a global pandemic. In the name of public health, governments around the world have shuttered workplaces, restricted travel, and put in place other measures which have resulted in a dramatic decrease of economic activity, including a reduction of goods imported and exported worldwide. While some economies have begun re-opening in limited capacities, it is impossible to predict the course the virus will take, how governments would respond to a second or third wave of the virus, whether an effective vaccine can be produced economically at scale, and how the behavior of our clients will change, if at all, due to the coronavirus pandemic’s economic shock. Some experts fear that the economic consequences of COVID-19 could cause a recession that outlives the pandemic.

We have thus far been affected by COVID-19 as follows:

•	The pandemic has had a negative impact on our voyage revenues for the three-month period ended March 31, 2020, which reached $2.3 million, compared to $3.5 million to the same period in 2019. We attribute this 35% decrease to the low freight rates achieved in the first quarter of 2020, which we attribute mainly to the outbreak of the novel coronavirus.

•	Based upon increased volatility in the charter market and its effect on the recoverability of the carrying amount for our vessels, we concluded that the pandemic may have trigged the impairment of our vessels. We performed an impairment assessment of our vessels by comparing the discounted projected net operating cash flows for each vessel to its carrying value. As of March 31, 2020, the Company concluded that the recoverable amounts of the vessels were lower than their carrying amounts and recorded an impairment loss of $4.6 million.

•	Our vessels have been subject to quarantine checks upon arriving at certain ports. This has functionally limited the amount of cargo that the Company (and its competitors) are able to move because countries worldwide have imposed quarantine checks on arriving vessels, which have caused delays in loading and delivery of cargoes.

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•	Due to quarantine restrictions placed on persons and additional procedures using commercial aviation and other forms of public transportation, our crew has had difficulty embarking and disembarking on our ships. This has not thus far functionally affected our ability to crew out vessels.

We expect that pandemics generally, including the current novel coronavirus pandemic, could affect our business in the following ways, among others:

(1)	Pandemics generally reduce the demand for goods worldwide without a commensurate corresponding change in the number of vessels worldwide, thereby increasing competition for cargo and decreasing the market price for transporting dry bulk products.

(2)	Countries could impose quarantine checks and hygiene measures on arriving vessels, which functionally reduce the amount of cargo that we and our competitors are able to move by causing delays in loading and delivery of cargo.

(3)	The process of buying, selling, and maintaining vessels is made more onerous and time-intensive. For instance, delays may be caused at shipyards for newbuildings, drydocks and other works, in vessel inspections and related certifications by class societies, customers or government agencies, as well as delays and shortages or a lack of access to required spare parts and lack of berths or shortages in labor, which may in turn delay any repairs to, scheduled or unscheduled maintenance or modifications, or drydocking of, our vessels.

(4)	We have a decrease in productivity, generally, as people—including our office employees and crews, as well as our counterparties—get sick and take time off from work. We are particularly vulnerable to our crew members getting sick, as if even one of our crew members gets sick, local authorities could require us to detain and quarantine the ship and its crew for an unspecified amount of time, disinfect and fumigate the vessels, or take similar precautions, which would add costs, decrease our utilization, and substantially disrupt our cargo operations. If a vessel’s entire crew fell seriously ill, we may have substantial difficulty operating its vessel and may necessitate extraordinary external aid.

(5)	International transportation of personnel could be limited or otherwise disrupted. In particular, our crews generally work on a rotation basis, relying largely on international air transport for crew changes plan fulfillment. Any such disruptions could impact the cost of rotating our crew, and possibly impact our ability to maintain a full crew synthesis onboard all our vessels at any given time. It may also be difficult for our in-house technical teams to travel to ship yards to observe vessel maintenance, and we may need to hire local experts, which local experts may vary in skill and are difficult to supervise remotely, to conduct work we ordinarily address in-house.

(6)	Governments impose new regulations, directives or practices, which we may be obligated to implement at our own expense.

(7)	Any or all of the foregoing could lead our charterers to try to invoke force majeure clauses.

(8)	Credit tightening or declines in global financial markets, including to the prices of our publicly traded securities and the securities of our peers, could make it more difficult for us to access capital, including to finance our existing debt obligations.

Any of these public health threats and related consequences could adversely affect our financial results.

It is too early to assess the full long-term impact of the ongoing novel coronavirus pandemic on global markets, and particularly on the shipping industry. It may take some time to materialize and may not be fully reflected in the results for the year ending December 31, 2020.

We are dependent on our charterers and other counterparties fulfilling their obligations under agreements with us, and their inability or unwillingness to honor these obligations could significantly reduce our revenues and cash flow.

Payments to us by our charterers under time charters are and will be our main source of operating cash flow. Weaknesses in demand for shipping services, increased operating costs due to changes in environmental or other regulations and the oversupply of ships would hurt our profitability. Any declines in demand could result in worsening financial challenges to our customers and may increase the likelihood of one or more of our customers being unable or unwilling to pay us contracted charter rates or going bankrupt.

If we lose a time charter because the charterer is unable to pay us or for any other reason, we may be unable to re-deploy the related vessel on similarly favorable terms or at all. Also, we will not receive any revenues from such a vessel while it is un-chartered, but we will be required to pay expenses necessary to maintain and insure the vessel and service any indebtedness on it. The combination of any surplus of capacity, the expected entry into service of new technologically advanced ships, and an increase in the size of the world fleet over the next few years may make it difficult to secure substitute employment for any of our ships if our counterparties fail to perform their obligations under the time charters, and any new charter arrangements we are able to secure may be at lower rates. Furthermore, the surplus of ships available at lower charter rates and lack of demand for our customers’ services could negatively affect our charterers’ willingness to perform their obligations under our time charters, particularly if the charter rates in such time charters are significantly above the prevailing market rates. Accordingly, we may have to grant concessions to our charterers in the form of lower charter rates for the remaining duration of the relevant charter or part thereof, or to agree to re-charter vessels coming off charter at reduced rates compared to the charter then ended. Because we enter into short-term and medium-term time charters from time-to-time, we may need to re-charter vessels coming off charter more frequently than some of our competitors, which may have a material adverse effect on business, results of operations and financial condition, as well as our cash flows, including cash available for distributions to our shareholders.

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The loss of any of our charterers, time charters or vessels, or a decline in payments under our time charters, could have a material adverse effect on our business, results of operations and financial condition, as well as our cash flows, including cash available for distributions to our shareholders.

In addition to charter parties, we may, among other things, enter into contracts for the sale or purchase of secondhand ships or, in the future, shipbuilding contracts for newbuildings, provide performance guarantees relating to shipbuilding contracts to sale and purchase contracts or to charters, enter into credit facilities or other financing arrangements, accept commitment letters from banks, or enter into insurance contracts and interest or exchange rate swaps or enter into joint ventures. Such agreements expose us to counterparty credit risk. The ability and willingness of each of our counterparties to perform its obligations under a contract with us will depend upon a number of factors that are beyond our control and may include, among other things, general economic conditions, the state of the capital markets, the condition of the shipping industry and charter hire rates. Should a counterparty fail to honor its obligations under agreements with us, we could sustain significant losses, which in turn could have a material adverse effect on our business, results of operations and financial condition, as well as our cash flows, including cash available for distributions to our shareholders.

An over-supply of dry bulk carrier capacity may depress charter rates.

The market supply of dry bulk vessels has been increasing as a result of the delivery of numerous newbuilding orders over the last few years. Newbuildings were delivered in significant numbers starting at the beginning of 2006 and continued to be delivered through 2019, even though the fleet growth percentage has substantially reduced in recent years. An oversupply of dry bulk vessel capacity, particularly during a period of economic recession, may result in a reduction of charter hire rates. If we cannot enter into charters on acceptable terms, we may have to secure charters on the spot market, where charter rates are more volatile and revenues are, therefore, less predictable, or we may not be able to charter our vessels at all. In addition, a material increase in the net supply of dry bulk vessel capacity without corresponding growth in dry bulk vessel demand could have a material adverse effect on our fleet utilization (including ballast days) and our charter rates generally, and could, accordingly, materially adversely affect our business, financial condition, results of operations and ability to pay dividends.

We may also decide that it makes economic sense to lay up one or more vessels. While our vessels are laid up, we will pay lay-up costs, but those vessels will not be able to earn any hire.

If economic conditions throughout the world decline, it will negatively impact our results of operations, financial condition and cash flows, and could cause the market price of our securities to decline.

The world economy is facing a number of actual and potential challenges, including current trade tension between the United States and China, political instability in the Middle East and the South China Sea region and other geographic countries and areas, geopolitical events such as the withdrawal of the U.K. from the European Union, or Brexit, protests in Hong Kong, terrorist or other attacks, war (or threatened war) or international hostilities, such as those between the United States and North Korea or Iran. Such events may contribute to economic instability in global financial markets or cause a decrease in worldwide demand for certain goods and, thus, shipping.

The above was true even before the worldwide and unprecedented work stoppages associated with the global COVID-19 pandemic. See “Risk Factors - Pandemics such as the novel coronavirus (COVID-19) make it very difficult for us to operate in the short-term and have unpredictable long-term consequences, all of which could decrease the supply of and demand for the raw materials we transport, the rates that we are paid to carry our cargo, and our financial outlook” for more information about how we have been affected by the global COVID-19 pandemic.

It will take months at a minimum to discern the full long-term political, economic, and public health implications of the COVID-19 epidemic, and how this will affect our customers and the demand for the products that we transport. The European Union, or EU, and other parts of the world may currently be in a recession or the beginning stages of a depression and uncertainty surrounds the potential for economic growth. Even before the need for COVID-related economic stimulus, there was uncertainty related to certain European member countries’ ability to refinance their sovereign debt, including Greece, despite the country’s return to the sovereign debt markets in 2019. As a result, the credit markets in the United States and Europe have experienced significant contraction, deleveraging and reduced liquidity, and the U.S. federal and state governments and European authorities have implemented a broad variety of governmental action and new regulation of the financial markets and may implement additional regulations in the future. As a result, global economic conditions and global financial markets have been, and continue to be, particularly volatile. Further, credit markets and the debt and equity capital markets have been distressed and the uncertainty surrounding the future of the global credit markets has resulted in reduced access to credit worldwide.

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Furthermore, governments may turn to trade barriers to protect their domestic industries against foreign imports, thereby depressing shipping demand. In particular, as indicated, the United States is seeking to implement more protective trade measures. The current U.S. President was elected on a platform promoting trade protectionism. The outcome of the 2016 presidential election has, thus, created significant uncertainty about the future relationship between the United States and China and other exporting countries with respect to trade policies, treaties, government regulations and tariffs. In January 2017, the U.S. President signed an executive order withdrawing the United States from the Trans-Pacific Partnership, a global trade agreement intended to include the United States, Canada, Mexico, Peru and a number of Asian countries. In March 2018, the U.S. President announced tariffs on imported steel and aluminum into the United States, which were in January 2020 expanded to include certain products made of steel and aluminum, that could have a negative impact on international trade generally. In addition, beginning in 2019, the United States imposed sanctions against the Government of Venezuela and its state-owned oil subsidiary, which had an effect on Venezuela’s oil output and in turn affected global oil supply. Protectionist developments, or the perception that they may occur, may have a material adverse effect on global economic conditions, and may significantly reduce global trade. Moreover, increasing trade protectionism may cause an increase in (i) the cost of goods exported from regions globally, particularly the Asia Pacific region, (ii) the length of time required to transport goods and (iii) the risks associated with exporting goods. Such increases may further reduce the quantity of goods to be shipped, shipping time schedules, voyage costs and other associated costs, which could have an adverse impact on our charterers’ business, operating results and financial condition and could thereby affect their ability to make timely charter hire payments to us and to renew and increase the number of their time charters with us. This could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We face risks attendant to the trends in the global economy, such as changes in interest rates, instability in the banking and securities markets around the world, the risk of sovereign defaults, reduced levels of growth, and trade protectionism, among other factors. Major market disruptions and the current adverse changes in market conditions and regulatory climate worldwide may adversely affect our business or impair our ability to borrow under our loan agreements or any future financial arrangements. We cannot predict how long the current market conditions will last. However, these recent and developing economic and governmental factors, together with depressed charter rates and vessel values, may have a material adverse effect on our results of operations, financial condition or cash flows and the trading price of our securities. In the absence of available financing, we may also be unable to complete vessel acquisitions, take advantage of business opportunities or respond to competitive pressures.

Disruptions in global financial markets from terrorist attacks, regional armed conflicts, general political unrest, the emergence of a pandemic or epidemic crisis and the resulting governmental action could have a material adverse impact on our results of operations, financial condition and cash flows.

Terrorist attacks in certain parts of the world and the continuing response of the United States and other countries to these attacks, as well as the threat of future terrorist attacks, continue to cause uncertainty and volatility in the world financial markets and may affect our business, results of operations and financial condition. The continuing refugee resettlement crisis in the European Union, the continuing war in Syria and the presence of terrorist organizations in the Middle East, conflicts and turmoil in Yemen, Iraq, Afghanistan and Iran, general political unrest in Ukraine, political tension, continuing concerns relating to Brexit (as defined herein), concerns regarding the recent emergence of COVID-19, and its spread throughout the world, and other viral outbreaks or conflicts in the Asia Pacific Region such as in the South China Sea, mainland China and North Korea have led to increased volatility in global credit and equity markets. Further, the operations of our Manager may be subjected to new regulations and potential shift in government policies that may require us to incur new or additional compliance or other administrative costs and may require the payment of new taxes or other fees. We also face the risk that strikes, work stoppages, civil unrest and violence within Greece may disrupt the shoreside operations of our Manager.

In addition, global financial markets and economic conditions have been severely disrupted and volatile in recent years and remain subject to significant vulnerabilities, such as the deterioration of fiscal balances and the rapid accumulation of public debt, continued deleveraging in the banking sector and a limited supply of credit. Credit markets as well as the debt and equity capital markets were exceedingly distressed during 2008 and 2009 and have been volatile since that time. The resulting uncertainty and volatility in the global financial markets may accordingly affect our business, results of operations and financial condition. These uncertainties, as well as future hostilities or other political instability in regions where our vessels trade, could also affect trade volumes and patterns and adversely affect our operations, and otherwise have a material adverse effect on our business, results of operations and financial condition, as well as our cash flows and cash available for distributions to our shareholders.

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Specifically, these issues, along with the re-pricing of credit risk and the difficulties currently experienced by financial institutions, have made, and will likely continue to make it difficult to obtain financing. As a result of the disruptions in the credit markets and higher capital requirements, many lenders have increased margins on lending rates, enacted tighter lending standards, required more restrictive terms (including higher collateral ratios for advances, shorter maturities and smaller loan amounts), or have refused to refinance existing debt at all. Furthermore, certain banks that have historically been significant lenders to the shipping industry have reduced or ceased lending activities in the shipping industry. Additional tightening of capital requirements and the resulting policies adopted by lenders, could further reduce lending activities. We may experience difficulties obtaining financing commitments or be unable to fully draw on the capacity under our committed term loans in the future if our lenders are unwilling to extend financing to us or unable to meet their funding obligations due to their own liquidity, capital or solvency issues. We cannot be certain that financing will be available on acceptable terms or at all. If financing is not available when needed, or is available only on unfavorable terms, we may be unable to meet our future obligations as they come due. Our failure to obtain such funds could have a material adverse effect on our business, results of operations and financial condition, as well as our cash flows, including cash available for distributions to our shareholders. In the absence of available financing, we also may be unable to take advantage of business opportunities or respond to competitive pressures.

We depend on spot charters in volatile shipping markets.

We currently charter all five vessels we own on the spot charter market. The spot charter market is highly competitive and spot charter rates may fluctuate significantly based upon available charters and the supply of and demand for seaborne shipping capacity. While our focus on the spot market may enable us to benefit if industry conditions strengthen, we must consistently procure spot charter business. Conversely, such dependence makes us vulnerable to declining market rates for spot charters and to the off-hire periods including ballast passages. Rates within the spot charter market are subject to volatile fluctuations while longer-term time charters provide income at pre-determined rates over more extended periods of time. There can be no assurance that we will be successful in keeping our vessels fully employed in these short-term markets or that future spot rates will be sufficient to enable the vessels to be operated profitably. At current spot charter rates, we don’t believe that we will be operating profitably. A significant decrease in charter rates would affect value and further adversely affect our profitability, cash flows and ability to pay dividends. We cannot give assurances that future available spot charters will enable us to operate our vessels profitably.

We may also decide that it makes economic sense to lay up one or more vessels. While our vessels are laid up, we will pay lay-up costs, but those vessels will not be able to earn any hire.

The market values of our vessels have declined, and may decline further and may trigger certain financial covenants under our existing and potentially future loan and credit facilities.

The market value of dry bulk vessels has generally experienced high volatility, and is currently at a low value. The market prices for secondhand and newbuilding dry bulk vessels in the recent past have declined from historically high levels to low levels within a short period of time. The fair market values of our vessels are related to prevailing freight charter rates. While the fair market value of vessels and the freight charter market have a very close relationship as the charter market moves from trough to peak, the time lag between the effect of charter rates on market values of ships can vary. A decrease in the market value of our vessels could require us to raise additional capital in order to remain compliant with our loan covenants and could result in the loss of our vessels (including, through foreclosure by our lenders) and adversely affect our earnings and financial condition. As of March 31, 2020, the Company concluded that the recoverable amounts of the vessels were lower than their carrying amounts and recognized an impairment loss of approximately $4.6 million. The market value of our vessels may increase and decrease depending on a number of factors including:

•	prevailing level of charter rates;

•	age of vessels;

•	the environmental friendliness of our vessels;

•	general economic and market conditions affecting the shipping industry;

•	competition from other shipping companies;

•	configurations, sizes and ages of vessels;

•	supply and demand for vessels, including the number of newbuildings and the number of vessels scrapped or otherwise removed from the world fleet list;

•	other modes of transportation;

•	cost of newbuildings;

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•	the cost of retrofitting or modifying existing ships to respond to technological advances in vessel design or equipment, changes in applicable environmental or other regulations or standards, or otherwise.

•	governmental or other regulations; and

•	technological advances.

In addition, as vessels grow older, they generally decline in value. If the fair market value of our vessels declines, we may not be in compliance with certain covenants in our loan agreements, and our lenders could accelerate our indebtedness or require us to pay down our indebtedness to a level where we are again in compliance with our loan covenants. Loan agreements and notes typically also have cross default provisions. If any of our loans are accelerated, we may not be able to refinance our debt or obtain additional funding.

Our loan agreement with EnTrust Global’s Blue Ocean Fund (“EnTrust Loan Facility”) is secured by mortgages on our vessels, and requires us to maintain to satisfy financial covenants, including based on the market value of our vessels and our liquidity. Our previous loan facilities had similar requirements, and we expect any future loan agreements to have similar collateral requirements and provisions. Since the middle of 2008, the prevailing conditions in the dry bulk charter market coupled with the general difficulty in obtaining financing for vessel purchases have led to a significant decline in the market values of our vessels. Furthermore, such loan agreement contains a cross-default provision that may be triggered by a default under any other financial indebtedness we may incur in an aggregate amount greater than $1,000,000.

As of March 31, 2020, the Company was not in compliance with all of the covenants included in the loan agreement with EnTrust. On May 5, 2020, the Company obtained waivers and relaxations of the breached covenants for the period commencing on March 31, 2020 and ending September 30, 2020. For a more detailed discussion see “Operating and Financial Review and Prospects – Liquidity and Capital Resources—Indebtedness” and Note 11 in the Consolidated Financial Statements included in our annual report on Form 20-F, which is incorporated by reference into this prospectus.

Further declines of market values of our vessels may affect our ability to comply with various covenants and could also limit the amount of funds we are permitted to borrow under our current or future loan arrangements. If we were to be in breach with the financial and other covenants under the EnTrust Loan Facility, our lenders could accelerate our indebtedness and foreclose on vessels in our fleet, which would significantly impair our ability to continue to conduct our business. If our indebtedness were accelerated in full or in part, it would be very difficult in the current financing environment for us to refinance our debt or obtain additional financing and we could lose our vessels if our lenders foreclose upon their liens, which would adversely affect our business, financial condition, ability to continue our business and pay dividends.

If we sell any vessel at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our consolidated financial statements, the sale price may be agreed at a value lower than the vessel’s depreciated book value as in our consolidated financial statements at that time, resulting in a loss and a respective reduction in earnings. If the market values of our vessels decrease, such decrease and its effects could have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends.

If a determination is made that a vessel’s future useful life is limited or its future earnings capacity is reduced, it could result in an impairment of its value on our consolidated financial statements that would result in a charge against our earnings and the reduction of our stockholders’ equity. These impairment costs could be very substantial.

The Euro may not be stable and countries may not be able to refinance their debts.

Despite efforts by European Council in establishing the European Financial Stability Facility and the European Stability Mechanism, and the work of central bankers to renegotiate sovereign debt, concerns persist regarding the debt burden of Eurozone countries, their ability to meet future financial obligations, and the overall stability of the Euro. As we earn revenue in United States Dollars, the strengthening of the Euro (with which we pay some of our expenses) as compared to the United States Dollar could increase our expenses. An extended period of adverse development in the outlook for European countries could reduce the overall demand for dry bulk cargoes and for our services.

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We are exposed to political, social and macroeconomic risks relating to the United Kingdom’s exit from the European Union.

In January 2020, the United Kingdom withdrew from the European Union (commonly referred to as “Brexit”). Our operations have not been impacted by Brexit and we do not presently anticipate that they will be directly materially impacted by Brexit in the long-term. But there are a number of areas of macroeconomic uncertainty in connection with the future of the United Kingdom and its relationship with the EU, which uncertainty may take years to fully resolve, that could indirectly impact our operations. It is not currently possible to determine the impact that the United Kingdom’s departure from the EU and/or any related matters may have on general economic conditions in the United Kingdom or the EU. The exit of the United Kingdom (or any other country) from the EU or prolonged periods of uncertainty relating to any of these possibilities could result in significant macroeconomic deterioration, including, but not limited to, further decreases in global stock exchange indices, increased foreign exchange volatility, decreased GDP in the European Union or other markets in which we operate, issues with cross-border trade, political and regulatory uncertainty and further sovereign credit downgrades. In addition, there could be changes to tax regulation affecting the repatriation of dividends from other countries, which may negatively affect us. Additionally, the impact of potential changes to the United Kingdom’s migration policy could adversely impact on cross-border labor. The potential loss of the EU “passport”, or any other potential restrictions on free travel of UK citizens to Europe, and vice versa, could adversely impact the jobs market in general and our operations in Europe. Finally, Brexit is likely to lead to legal uncertainty in areas such as data protection, taxation, and potentially divergent national laws and regulations as the UK determines which EU laws to replace or replicate, including the GDPR. Any of these effects of Brexit, and others we cannot anticipate, could adversely affect our business, results of operations and financial condition.

Our industry is subject to complex laws and regulations.

Our operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state and local laws and national and international regulations in force in the jurisdictions in which our vessels operate or are registered, which can significantly affect the ownership and operation of our vessels. These requirements include but are not limited to: U.S. Oil Pollution Act 1990, as amended, which we refer to as OPA; International Convention for the Safety of Life at Sea, 1974, as amended, which we refer to as SOLAS; International Convention on Load Lines, 1966; International Convention for the Prevention of Pollution from Ships, 1973, as amended by the 1978 Protocol, which we refer to as MARPOL; International Convention on Civil Liability for Bunker Oil Pollution Damage, 2001, which we refer to as the Bunker Convention; International Convention on Liability and Compensation for Damage in Connection with the Carriage of Hazardous and Noxious Substances by Sea, 1996, as superseded by the 2010 Protocol, which we refer to as the HNS Convention; International Convention on Civil Liability for Oil Pollution Damage of 1969, as amended by the 1992 Protocol and further amended in 2000, which we refer to as the CLC; International Convention on the Establishment of an International Fund for Compensation for Oil Pollution Damage, 1971, as amended, which we refer to as the Fund Convention; and Marine Transportation Security Act of 2002.

Government regulation of vessels, particularly in the area of environmental requirements, can be expected to become more stringent in the future and could require us to incur significant capital expenditures on our vessels to keep them in compliance, or even to scrap or sell certain vessels altogether. Compliance with such laws, regulations and standards, where applicable, may require installation of costly equipment or operational changes and increased management costs and may affect the resale value or useful lives of our vessels. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions, the management of ballast water, recycling of vessels, maintenance and inspection, elimination of tin-based paint, development and implementation of safety and emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. For instance, the International Maritime Organization global 0.5% sulphur cap on marine fuels came into force on January 1, 2020, as stipulated in 2008 amendments to Annex VI of MARPOL. Our vessels require pricier low-sulphur fuel, which may reduce the amount charterers are willing to pay to charter our vessels. These and other costs could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay dividends.

These requirements can also affect the resale prices or useful lives of our vessels or require reductions in capacity, vessel modifications or operational changes or restrictions. Failure to comply with these requirements could lead to decreased availability of or more costly insurance coverage for environmental matters or result in the denial of access to certain jurisdictional waters or ports, or detention in certain ports. Under local, national and foreign laws, as well as international treaties and conventions, we could incur material liabilities, including cleanup obligations and claims for impairment of the environment, personal injury and property damages in the event that there is a release of petroleum or other hazardous materials from our vessels or otherwise in connection with our operations. Violations of, or liabilities under, environmental regulations can result in substantial penalties, fines and other sanctions, including, in certain instances, seizure or detention of our vessels. Events of this nature would have a material adverse effect on our business, financial condition and results of operations.

The operation of our vessels is affected by the requirements set forth in the International Management Code for the Safe Operation of Ships and for Pollution Prevention, or ISM Code. The ISM Code requires the party with operational control of the vessel to develop, implement and maintain an extensive “Safety Management System” that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe vessel operation and protection of the environment and describing procedures for dealing with emergencies. Further details in relation to the ISM Code are set out below in the section headed “Environmental and Other Regulations”. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject it to increased liability, and, if the implementing legislation so provides, to criminal sanctions, may invalidate or result in the loss of existing insurance or decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports. In addition, if we fail to maintain ISM Code certification for our vessels, we may also breach covenants in certain of our credit and loan facilities that require that our vessels be ISM-Code certified. If we breach such covenants due to failure to maintain ISM Code certification and are unable to remedy the relevant breach, our lenders could accelerate our indebtedness and foreclose on the vessels in our fleet securing those credit and loan facilities. As of the date of our last annual report on Form 20-F, each of our vessels was ISM Code-certified.

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On December 31, 2018, EU-flagged vessels became subject to Regulation (EU) No. 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling (the “EU Ship Recycling Regulation” or “ESRR”) and exempt from the Regulation (EC) No. 1013/2006 of the European Parliament and of the Council of 14 June 2006 on shipments of waste (the “European Waste Shipment Regulation” or “EWSR”), which had previously governed their disposal and recycling. The EWSR continues to be applicable to Non-European Union Member State-flagged (“non-EU-flagged”) vessels.

In addition, the EWSR requires that non-EU-flagged ships departing from European Union ports be recycled only in Organisation for Economic Cooperation and Development (OECD) member countries. In March 2018, the Rotterdam District Court ruled that the sale of four recyclable vessels by third-party Dutch ship owner Seatrade to cash buyers, who then reflagged and resold the vessels to non-OECD country recycling yards, were effectively indirect sales to non-OECD country yards, in violation of the EWSR. If European Union Member State courts widely adopt this analysis, it may negatively impact revenue from the residual values of our vessels and we may be subject to a heightened risk of non-compliance, due diligence obligations and costs in instances where we sell older ships to cash buyers.

The U.S. Coast Guard and Customs and Border Protection, or other local governmental agencies, may enact additional and/or temporary measures, nationally or regionally, in relation to the novel coronavirus (COVID-19). For example, in March 2020, Customs and Border Protection issued temporary restrictions on crew leave in the Port of New Orleans, and the U.S. Coast Guard issued a Marine Safety Information Bulletin reminder that notification of deaths and illnesses of persons on board a vessel must be reported to the Coast Guard, and mandating immediate notification to the Coast Guard and the Center for Disease Control and Prevention of such death or illness related to COVID-19.

Climate change and greenhouse gas restrictions may be imposed.

Due to concern over the risk of climate change, a number of countries and the International Maritime Organization, or IMO, have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions. These regulatory measures may include, among others, adoption of cap and trade regimes, carbon taxes, increased efficiency standards and incentives or mandates for renewable energy. For instance, the International Maritime Organization imposed a global 0.5% sulphur cap on marine fuels which came into force on January 1, 2020. Our vessels do not have scrubbers—air filters that remove sulphur, once burned, from the exhaust emitted by lower-cost, high-sulphur fuel, which thereby allow ships to burn lower-cost, high-sulphur fuel despite the IMO’s cap on sulphur in marine fuels—and now require pricier low-sulphur fuel, which may reduce the amount charterers are willing to pay to charter our vessels. In addition, charterers may focus on how environmentally friendly our vessels are, generally, and our rates may be adjusted downwards accordingly.

We discuss this further in our annual report, which we incorporate herein by reference. See “Business Overview—Environmental and Other Regulations—Regulations to Prevent Pollution from Ships” included in our annual report on Form 20-F, which is incorporated by reference into this prospectus.

In addition, although the emissions of greenhouse gases from international shipping currently are not subject to the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which required adopting countries to implement national programs to reduce emissions of certain gases, a new treaty may be adopted in the future that includes restrictions on shipping emissions. Compliance with changes in laws, regulations and obligations relating to climate change could increase our costs related to operating and maintaining our vessels and require us to install new emission controls, acquire allowances or pay taxes related to our greenhouse gas emissions, or administer and manage a greenhouse gas emissions program. Revenue generation and strategic growth opportunities may also be adversely affected.

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Sulphur regulations to reduce air pollution from ships may require retrofitting of vessels and may cause us to incur significant costs.

January 1, 2020 was the implementation date for vessels to comply with the IMO’s low sulphur fuel oil requirement, which cuts sulphur levels from 3.5% to 0.5%. The interpretation of “fuel oil used on board” includes use in main engine, auxiliary engines and boilers. Shipowners may comply with this regulation by (i) using 0.5% sulphur fuels on board, which costs more than higher sulphur fuel; (ii) installing scrubbers for cleaning of the exhaust gas; or (iii) by retrofitting vessels to be powered by liquefied natural gas, which may not be a viable option due to the lack of supply network and high costs involved in this process. Effective March 1, 2020, amendments to MARPOL Annex VI prohibit the carriage of non-compliant fuel oil for combustion purposes for propulsion or operation on board a ship unless the ship is equipped with an accepted exhaust gas cleaning system. Costs of compliance with these regulatory changes may be significant and may have a material adverse effect on our future performance, results of operations, cash flows and financial position. We are using 0.5% sulphur fuels on board. It is unclear how the new emissions standard will affect the employment of our vessels, given that the cost of fuel is borne by our charterers when our vessels are on time charter employment. In particular, it is not known what the price differential between high sulphur content fuel and the more expensive low sulphur fuel will be or if low sulphur fuel will be available in the quantities needed at the areas where the vessels are trading. Over time, however, it is possible that ships without scrubbers or ships not retrofitted to comply with the new emissions standard may become less competitive (compared with ships equipped with exhaust gas scrubbers that can utilize less expensive high sulphur fuel), may have difficulty finding employment, may command lower charter hire and/or may need to be scrapped.

Capital expenditures and other costs necessary to operate and maintain our vessels may increase.

Changes in safety or other equipment standards, as well as compliance with standards imposed by maritime self-regulatory organizations and customer requirements or competition, may require us to make additional expenditures. In order to satisfy these requirements, we may, from time to time, be required to take our vessels out of service for extended periods of time, with corresponding losses of revenues. In the future, market conditions may not justify these expenditures or enable us to operate some or all of our vessels profitably during the remainder of their economic lives.

Our revenues are subject to seasonal fluctuations.

We operate our vessels in markets that have historically exhibited seasonal variations in demand and, as a result, in charter hire rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The dry bulk shipping market is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere during the winter months. In addition, unpredictable weather patterns in these months tend to disrupt vessel schedules and supplies of certain commodities. As a result, our revenues may be weaker during the fiscal quarters ending June 30 and September 30, and, conversely, our revenues may be stronger in fiscal quarters ending December 31 and March 31. This seasonality should not affect our operating results if our vessels are employed on period time charters, but because our vessels are employed in the spot market or on index-linked charters, seasonality may materially affect our operating results and our ability to pay dividends, if any, in the future. We may also decide that it makes economic sense to lay up one or more vessels. While our vessels are laid up, we will pay lay-up costs, but those vessels will not be able to earn any hire.

Environmental, social and governance matters may impact our business and reputation.

In addition to the importance of their financial performance, companies are increasingly being judged by their performance on a variety of environmental, social and governance matters, or ESG, which are considered to contribute to the long-term sustainability of companies’ performance.

A variety of organizations measure the performance of companies on such ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions. Topics taken into account in such assessments include, among others, the company’s efforts and impacts on climate change and human rights, ethics and compliance with law, and the role of the company’s board of directors in supervising various sustainability issues.

In light of investors’ increased focus on ESG matters, there can be no certainty that we will manage such issues successfully, or that we will successfully meet society’s expectations as to our proper role. Any failure or perceived failure by us in this regard could have a material adverse effect on our reputation and on our business, stock price, financial condition, or results of operations, including the sustainability of our business over time.

Regulations relating to ballast water discharge may adversely affect our revenues and profitability.

The IMO has imposed updated guidelines for ballast water management systems specifying the maximum amount of viable organisms allowed to be discharged from a vessel’s ballast water. Depending on the date of the IOPP renewal survey, existing vessels constructed before September 8, 2017 must comply with the updated D-2 standard on or after September 8, 2019. For most vessels, compliance with the D-2 standard will involve installing on-board systems to treat ballast water and eliminate unwanted organisms. Ships constructed on or after September 8, 2017 are to comply with the D-2 standards on or after September 8, 2017. Vessels are required to meet the discharge standard D-2 by installing an approved Ballast Water Management System (or BWMS). Pursuant to the BWM Convention amendments that entered into force in October 2019, BWMSs installed on or after October 28, 2020 shall be approved in accordance with BWMS Code, while BWMSs installed before October 23, 2020 must be approved taking into account guidelines developed by the IMO or the BWMS Code. Ships sailing in U.S. waters are required to employ a type-approved BWMS which is compliant with USCG regulations. The USCG has approved a number of BWMS. According to the IMO, vessels are required to implement a Ballast Water and Sediments Management Plan, carry a Ballast Water Record Book and an International Ballast Water Management Certificate. Currently none of our vessels are obliged to fit BWTS before 2022 or the renewal of the IOPP certificate and we have made no arrangements for the installation of ballast water treatment systems in any of our vessels, prior to the respective compliance deadlines. The costs of compliance may be substantial and affect our profitability.

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Furthermore, United States regulations are currently changing. Although the 2013 Vessel General Permit, or VGP, program and U.S. National Invasive Species Act, or NISA, are currently in effect to regulate ballast discharge, exchange and installation, the Vessel Incidental Discharge Act, or VIDA, which was signed into law on December 4, 2018, requires that the U.S. Coast Guard develop implementation, compliance, and enforcement regulations regarding ballast water within two years. The new regulations could require the installation of new equipment, which may cause us to incur substantial costs. VIDA requires the EPA to develop performance standards for incidental discharges by December 2020, and requires the Coast Guard to develop regulations within two years of the EPA’s promulgation of standards. Under VIDA, all provisions of the Vessel General Permit remain in force and effect as currently written until the Coast Guard regulations are published. Vessels that are constructed after December 1, 2013 are subject to the ballast water numeric effluent limitations. Several U.S. states have added specific requirements to the VGP and, in some cases, may require vessels to install ballast water treatment technology to meet biological performance standards.

Increased inspection procedures, tighter import and export controls and new security regulations could increase costs and disrupt our business.

International shipping is subject to security and customs inspection and related procedures in countries of origin, destination and trans-shipment points. Since the events of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security, such as the Marine Transportation Security Act of 2002. These security procedures can result in delays in the loading, discharging or trans-shipment and the levying of customs duties, fines or other penalties against exporters or importers and, in some cases, vessels. Future changes to the existing security procedures may be implemented that could affect the dry bulk sector. These changes have the potential to impose additional financial and legal obligations on vessels and, in certain cases, to render the shipment of certain types of goods uneconomical or impractical. These additional costs could reduce the volume of goods shipped, resulting in a decreased demand for vessels and have a negative impact on our business, revenues and customer relations.

If any of our vessels fails to maintain its class certification or fails any annual survey, intermediate survey, or special survey, or if any scheduled class survey takes longer or is more expensive than anticipated, this could have a material adverse impact on our financial condition and results of operations.

The hull and machinery of every commercial vessel must be certified by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the SOLAS.

A vessel must undergo annual, intermediate and special surveys. The vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. At the beginning, in between and in the end of this cycle, every vessel is required to undergo inspection of her underwater parts that usually includes dry-docking. These surveys and dry-dockings can be costly and can result in delays in returning a vessel to operation.

If any vessel does not maintain its class, the vessel will not be allowed to carry cargo between ports and cannot be employed or insured. Any such inability to carry cargo or be employed, or any related violation of our loan covenants, could have a material adverse impact on our financial condition and results of operations.

Our insurance may not be adequate to cover our losses that may result from our operations.

We carry insurance to protect us against most of the accident-related risks involved in the conduct of our business, including marine hull and machinery insurance, war risk insurance, protection and indemnity insurance, which includes pollution risks, crew insurance and war risk insurance. However, we may not be adequately insured to cover losses from our operational risks, which could have a material adverse effect on us. Additionally, our insurers may refuse to pay particular claims and our insurance may be voidable by the insurers if we take, or fail to take, certain action, such as failing to maintain certification of our vessels with applicable maritime regulatory organizations. Any significant uninsured or underinsured loss or liability could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay dividends. It may also result in protracted legal litigation. In addition, we may not be able to obtain adequate insurance coverage at reasonable rates in the future during adverse insurance market conditions. We maintain, for each of our vessels, pollution liability coverage insurance for $1.0 billion per event. If damages from a catastrophic spill exceed our insurance coverage, it would have a materially adverse effect on our business, results of operations and financial condition and our ability to pay dividends to our shareholders.

Moreover, insurers have, over the last few years, increased premiums and reduced or restricted coverage for losses caused by terrorist acts generally.

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We may also be retrospectively subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we receive indemnity insurance coverage for tort liability, including pollution-related liability. Our payment of these calls could result in significant expenses to us.

In addition, we do not currently carry and may not carry loss-of-hire insurance, which covers the loss of revenue during extended vessel off-hire periods, such as those that occur during an unscheduled drydocking due to damage to the vessel from accidents. Accordingly, any loss of a vessel or extended vessel off-hire, due to an accident or otherwise, could have a material adverse effect on our business, results of operations, financial condition and our ability to pay dividends.

Our vessels are exposed to risks.

The operation of any vessel includes risks such as weather conditions, mechanical failure, collision, fire, contact with floating objects, cargo or property loss or damage and business interruption due to political circumstances in countries, piracy, terrorist attacks, armed hostilities and labor strikes. Such occurrences could result in death or injury to persons, loss, damage or destruction of property or environmental damage, delays in the delivery of cargo, loss of revenues from or termination of charter contracts, governmental fines, penalties or restrictions on conducting business, higher insurance rates and damage to our reputation and customer relationships generally.

In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea, the Gulf of Aden and parts of the Indian Ocean and West Africa. Continuing conflicts and recent developments in the Middle East and North Africa, including Egypt, Syria, Iran, Iraq and Libya, and the presence of United States and other armed forces in the Middle East and Asia could produce armed conflict or be the target of terrorist attacks, and lead to civil disturbance and uncertainty in financial markets. If these attacks and other disruptions result in areas where our vessels are deployed being characterized by insurers as “war risk” zones or Joint War Committee “war, strikes, terrorism and related perils” listed areas, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult or impossible to obtain. In addition, there is always the possibility of a marine disaster, including oil spills and other environmental damage. Although our vessels carry a relatively small amount of oil used for fuel (“bunkers”), a spill of oil from one of our vessels or losses as a result of fire or explosion could be catastrophic under certain circumstances.

Dry bulk vessels are particularly vulnerable to acts of piracy. Crew and security equipment costs, including costs which may be incurred to employ onboard security armed guards, could increase following acts of piracy against our vessels. Furthermore, while we believe the charterer remains liable for charter payments when a vessel is seized by pirates, the charterer may dispute this and withhold charter hire until the vessel is released. A charterer may also claim that a vessel seized by pirates was not “on-hire” for a certain number of days and is therefore entitled to cancel the charterparty. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, any detention hijacking as a result of an act of piracy against our vessels, or an increase in cost, or unavailability, of insurance for our vessels could have a material adverse impact on our business, financial condition and results of operations.

We may not be adequately insured against all risks, and our insurers may not pay particular claims. With respect to war risks insurance, which we usually obtain for certain of our vessels making port calls in designated war zone areas, such insurance may not be obtained prior to one of our vessels entering into an actual war zone, which could result in that vessel not being insured. Even if our insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement vessel in the event of a loss. Loan agreements generally include restrictions on the use of any proceeds received from claims under insurance policies. Furthermore, in the future, we may not be able to maintain or obtain adequate insurance coverage at reasonable rates for our fleet. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we receive indemnity insurance coverage for tort liability. Our insurance policies also contain deductibles, limitations and exclusions which may increase our costs in the event of a claim or decrease any recovery in the event of a loss. If the damages from a catastrophic oil spill or other marine disaster exceeded our insurance coverage, the payment of those damages could have a material adverse effect on our business and could possibly result in our insolvency.

In general, we do not carry loss of hire insurance. Occasionally, we may decide to carry loss of hire insurance when our vessels are trading in areas where a history of piracy has been reported. Loss of hire insurance covers the loss of revenue during extended vessel off-hire periods, such as those that occur during an unscheduled drydocking or unscheduled repairs due to damage to the vessel. Accordingly, any loss of a vessel or any extended period of vessel off- hire, due to an accident or otherwise, could have a material adverse effect on our business, financial condition and results of operations.

We may also decide that it makes economic sense to lay up one or more vessels. While our vessels are laid up, we will pay lay-up costs, but those vessels will not be able to earn any hire.

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We may be subject to funding calls by our protection and indemnity clubs, and our clubs may not have enough resources to cover claims made against them.

We are indemnified for legal liabilities incurred while operating our vessels through membership of protection and indemnity, or P&I, associations, otherwise known as P&I clubs. P&I clubs are mutual insurance clubs whose members must contribute to cover losses sustained by other club members. The objective of a P&I club is to provide mutual insurance based on the aggregate tonnage of a member’s vessels entered into the club. Claims are paid through the aggregate premiums of all members of the club, although members remain subject to calls for additional funds if the aggregate premiums are insufficient to cover claims submitted to the club. Claims submitted to the club may include those incurred by members of the club, as well as claims submitted by other P&I clubs with which our club has entered into interclub agreements. We cannot assure you that the P&I club to which we belong will remain viable or that we will not become subject to additional funding calls, which could adversely affect us.

Rising fuel prices may adversely affect our profits.

Fuel is a significant expense if vessels are under voyage charter or if consumed during ballast days. Moreover, the cost of fuel will affect the profit we can earn on the spot market. Upon redelivery of vessels at the end of a time charter, we may be obliged to repurchase the fuel on board at prevailing market prices, which could be materially higher than fuel prices at the inception of the time charter period. As a result, an increase in the price of fuel may adversely affect our profitability. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical events, supply and demand for oil and gas, actions by the Organization of the Petroleum Exporting Countries and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. Further, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.

A global 0.5% sulphur cap on marine fuels came into force on January 1, 2020. Because we do not have scrubbers on our vessels, our vessels require pricier low-sulphur fuel, which may reduce the amount charterers are willing to pay to charter our vessels. This could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay dividends.

Increases in crew costs may adversely affect our profits.

Crew costs are a significant expense for us under our charters. There is a limited supply of well-qualified crew. We generally bear crewing costs under our charters. Increases in crew costs may adversely affect our profitability.

The operation of dry bulk vessels has certain unique operational risks.

The operation of dry bulk vessels has certain unique risks. With a dry bulk vessel, the cargo itself and its interaction with the vessel can be a risk factor. By their nature, dry bulk cargoes are often heavy, dense, easily shifted and react badly to water exposure. In addition, dry bulk vessels are often subjected to battering during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold) and small bulldozers. This may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach while at sea. Hull breaches in dry bulk vessels may lead to the flooding of the vessels holds. If a dry bulk vessel suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessels bulkheads leading to the loss of a vessel. If we are unable to adequately maintain our vessels we may be unable to prevent these events. Any of these circumstances or events could negatively impact our business, financial condition, results of operations and ability to pay dividends. In addition, the loss of any of our vessels could harm our reputation as a safe and reliable vessel owner and operator.

Maritime claimants could arrest our vessels.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel, or other assets of the relevant vessel-owning company, for unsatisfied debts, claims or damages even if we are not at fault, for example, if we pay a supplier for bunkers who subcontracts the supply and does not pay such subcontractor. In many jurisdictions, a claimant may seek to obtain security for its claim by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels, could cause us to default on a charter, breach covenants or default under the EnTrust Loan Facility, interrupt our cash flow and require us to pay large sums of money to have the arrest or attachment lifted. For further information, please see “Operating and Financial Review and Prospects – Liquidity and Capital Resources—Indebtedness” included in our annual report on Form 20-F, which is incorporated by reference into this prospectus.

In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could attempt to assert “sister ship” liability against one vessel in our fleet for claims relating to another of our vessels.

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Governments could requisition our vessels during a period of war or emergency.

A government could requisition one or more of our vessels for title or for hire. Requisition for title occurs when a government takes control of a vessel and becomes the owner. Requisition for hire occurs when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency, although governments may elect to requisition vessels in other circumstances. Even if we would be entitled to compensation in the event of a requisition of one or more of our vessels, the amount and timing of payment would be uncertain. Government requisition of one or more of our vessels may negatively impact our business, financial condition, results of operations and ability to pay dividends.

Compliance with safety and other vessel requirements imposed by classification societies may be costly.

The hull and machinery of every commercial vessel must be certified as safe and seaworthy in accordance with applicable rules and regulations, and accordingly vessels must undergo regular surveys. All of the vessels that we operate or manage are classed by one of the major classification societies. Vessels must undergo annual surveys, immediate surveys and special surveys. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed over a five-year period. Our vessels are on special survey cycles for hull inspection and continuous survey cycles for machinery inspection. Every vessel is also required to be drydocked every two to three years for inspection of its underwater parts. If any vessel does not maintain its class and/or fails any annual, intermediate or special survey, certain covenants in the EnTrust Loan Facility may be triggered, including as a result of the vessel being unable to trade between ports and being unemployable. Such an occurrence could have a material adverse impact on our business, financial condition, results of operations and ability to pay dividends. For further information, please see “Operating and Financial Review and Prospects – Liquidity and Capital Resources—Indebtedness” included in our annual report on Form 20-F, which is incorporated by reference into this prospectus.

A further economic slowdown or changes in the economic, regulatory and political environment in the Asia Pacific region could reduce dry bulk trade demand.

A significant number of the port calls made by our vessels involve the transportation of dry bulk products to ports in the Asia Pacific region. As a result, continued economic slowdown in the region or changes in the regulatory environment, and particularly in China or Japan, could have an adverse effect on our business, results of operations, cash flows and financial condition. Before the global economic financial crisis that began in 2008, China had one of the world’s fastest growing economies as measured by gross domestic product, or GDP, which had a significant impact on shipping demand. The growth rate of China’s GDP continues to remain lower than originally anticipated. In addition, China previously imposed measures to restrain lending, which may further contribute to a slowdown in its economic growth. China and other countries in the Asia Pacific region may continue to experience slowed or even negative economic growth in the future.

Many of the economic and political reforms adopted by the Chinese government are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments. If the Chinese government does not continue to pursue a policy of economic reform, the level of imports of exports of dry bulk products to and from China could be adversely affected by changes to these economic reforms by the Chinese government, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or restrictions on importing commodities into the country. Notwithstanding economic reform, the Chinese government may adopt policies that favor domestic shipping companies and may hinder our ability to compete with them effectively. Moreover, a significant or protracted slowdown in the economies of the United States, the European Union or various Asian countries or changes in the regulatory environment may adversely affect economic growth in China and elsewhere. Our business, results of operations, cash flows and financial condition could be materially and adversely affected by an economic downturn or changes in the regulatory environment in any of these countries.

We conduct a substantial amount of business in China.

The Chinese legal system is based on written statutes and their legal interpretation by the Standing Committee of the National People’s Congress. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, there is a general lack of internal guidelines or authoritative interpretive guidance and because of the limited number of published cases and their non-binding nature interpretation and enforcement of these laws and regulations involve uncertainties. We conduct a substantial portion of our business in China or with Chinese counter parties. For example, we enter into charters with Chinese customers, which charters may be subject to new regulations in China. We may, therefore, be required to incur new or additional compliance or other administrative costs, and pay new taxes or other fees to the Chinese government. Changes in laws and regulations, including with regards to tax matters, and their implementation by local authorities could affect our vessels that are either chartered to Chinese customers or that call to Chinese ports and could have a material adverse effect on our business, results of operations and financial condition and our ability to pay dividends.

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The Chinese economy differs from the economies of western countries in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, bank regulation, currency and monetary policy, rate of inflation and balance of payments position. Although state-owned enterprises still account for a substantial portion of the Chinese industrial output, in general, the Chinese government is reducing the level of direct control that it exercises over the economy. There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a “market economy” and enterprise reform, although it still acts with greater control than a truly free-market economy. Many of the Chinese government’s reforms are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments. The level of imports to and exports from China could be adversely affected by the failure to continue market reforms or changes to existing pro-export economic policies. The level of imports to and exports from China may also be adversely affected by changes in political, economic and social conditions (including a slowing of economic growth), the coronavirus, or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions, internal political instability, changes in currency policies, changes in trade policies and territorial or trade disputes. A decrease in the level of imports to and exports from China could adversely affect our business, operating results and financial condition.

Risks Relating to the Company

At March 31, 2020, our current liabilities exceeded our current assets and we do not believe that we will be able to generate sufficient cash during the next 12-month period to be in compliance with the minimum liquidity requirements contained in our loan and credit arrangements or to cover scheduled debt repayments due during this period.

As of March 31, 2020, our working capital, measured as our current assets, minus our current liabilities, including the current portion of long-term debt, amounted to a working capital deficit of $41.5 million. As of March 31, 2020, the Company was not in compliance with all of the covenants included in the loan agreement with EnTrust. But on May 5, 2020, the Company obtained waivers and relaxations of the breached covenants for the period commencing on March 31, 2020, and ending September 30, 2020. Our total assets exceeded our total liabilities as of March 31, 2020.

Based on our cash flow projections for the twelve-month period ending following the issuance of these consolidated financial statements, cash on hand and cash generated from operating activities will not be sufficient for us to be in compliance with the minimum liquidity requirement contained in certain of our loan and credit facilities or to cover scheduled debt payments due in this period. All of our vessels are pledged as collateral to the banks, and therefore if we were to sell one or more vessels, the net proceeds of such sale would be used first to repay the outstanding debt to which the vessel is collateralized, and the remainder, if any, would be for our use, subject to the terms of our remaining loan and credit arrangements. We acknowledge that uncertainty remains over our ability to meet our liabilities as they fall due. If for any reason we are unable to continue as a going concern, our investors may lose all or a portion of their investment, and we may be unable to pay all of our outstanding debts and other obligations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

Our ability to become a profitable operating company is dependent upon our ability to generate revenues and/or obtain financing adequate to fulfill our shipping activities, and achieving a level of revenues adequate to support our operating expenses. Our inability to generate net revenues has raised substantial doubts about our ability to continue as a going concern. All of our vessels are pledged as collateral for the benefit of our lenders, and therefore if we were to sell one or more vessels, the net proceeds of such sale would be used first to repay the outstanding debt to which the vessel is collateralized, and the remainder, if any, would be for our use, subject to the terms of our remaining loan and credit arrangements. The doubts raised relating to our ability to continue as a going concern may make our securities an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

The period of time that we will be able to continue to operate as a going concern will depend on our ability to restructure our loan and credit arrangements and to finance our operations through the sale of equity, potential sale of assets, incurring debt, or other financing alternatives. If for any reason we are unable to continue as a going concern, our investors may lose all or a portion of their investment, and we may be unable to pay all of our outstanding debts and other obligations.

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Restrictive covenants in the EnTrust Loan Facility may impose financial and other restrictions on us, including cross-default provisions, and we cannot assure you that we will be able to borrow funds from future debt arrangements.

The EnTrust Loan Facility imposes operating and financial restrictions on us. These restrictions may limit our ability to, among other things:

•	create or permit liens on our assets;

•	engage in mergers or consolidations, or sales of certain of our assets;

•	change the flag or classification society of our vessels;

•	pay dividends; and

•	change the management of our vessels.

These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities. In addition, the EnTrust Loan Facility will, and future credit arrangements will likely, require us to maintain specified financial ratios and satisfy financial covenants during the remaining terms of such agreements, some of which are based upon the market value of our fleet. If the market value of our fleet declines sharply, we may not be in compliance with certain provisions of future facilities, and we may not be able to refinance our debt or obtain additional financing. The amount of liquidity that we have will be based on how much income we earn on our vessels, which is sensitive, among other things, to changes in the dry bulk charter market. The current low charter rates in the dry bulk market, along with the oversupply of dry bulk carriers and the prevailing difficulty in obtaining financing for vessel purchases, have adversely affected dry bulk vessel rates and values, including the vessels in our fleet. As a result, we may not meet certain minimum financial ratios which are included in our loan arrangement.

For a more detailed discussion on our loan covenants, including breaches of them and relaxations and/or waivers we obtained, see “Operating and Financial Review and Prospects – Liquidity and Capital Resources—Indebtedness” included in our annual report on Form 20-F, which is incorporated by reference into this prospectus.

Certain of our loan agreements include covenants regarding the continued service of our officers and directors or minimum equity interest held by our chairman, Mr. Feidakis and any breach of these covenants could trigger cross-default provisions in our other loan agreements.

The Firment Shipping Credit Facility includes covenants regarding the continued service of our officers and directors, including the continued service of Mr. Athanasios Feidakis as Chief Executive Officer, which covenants would be breached if certain of our officers or directors resigned, died, were not reelected, or otherwise could not continue to serve the Company in such capacity. If one of those events occurred and unless otherwise approved by the lender, the lender under this loan agreement could declare an event of default. Additionally, the acquisition of control of the Company by any person or group of persons acting in concert constitutes an event of default under the EnTrust Loan Facility, and a reduction in the equity interest held by Firment Shipping Inc. below 40% of the voting securities or economic interest in the Company, other than due to actions taken by Firment Shipping Inc. (such as sale of shares by such major shareholder), constitutes an event of default under the Firment Shipping Credit Facility unless otherwise approved by the lender. We received a waiver from Firment Shipping Inc. to issue the securities offered by this prospectus.

The EnTrust Loan Facility contains a cross-default provision that may be triggered by a default under any financial indebtedness we may incur in an amount greater than $1,000,000. A cross-default provision means that a default on one loan could result in a default on all of our other loans. Because of the presence of this cross-default provision in such loan facility, the refusal of any one lender to grant or extend a relaxation or waiver could result in most of our indebtedness being accelerated even if our other lenders have relaxed or waived covenant defaults under their respective loan arrangements. If our indebtedness is accelerated, it will be very difficult in the current financing environment for us to refinance our debt or obtain additional financing and we could lose our vessels if our lenders foreclose their liens, and our ability to conduct our business would be severely impaired.

We may be unable to attract and retain key management personnel and other employees in the shipping industry.

Our success depends to a significant extent upon the abilities and efforts of our management team, and in particular on the experience, abilities, business relationships and efforts of our president, chief executive officer, and chief financial officer, Athanasios Feidakis, who is our sole executive officer and is also a director. Our success will depend upon our ability to hire and retain key members of our management team and to hire new members as may be necessary. The loss of Athanasios Feidakis as our executive officer could adversely affect our business prospects and financial condition. Difficulty in hiring and retaining replacement personnel could have a similar effect. We do not intend to maintain “key man” life insurance for any of our management.

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We cannot assure you that we will be able to refinance our existing indebtedness or obtain additional financing.

We may finance future fleet expansion with additional secured indebtedness. While we may refinance amounts drawn under the EnTrust Loan Facility or secure new debt facilities with the net proceeds of future debt and equity offerings, we cannot assure you that we will be able to do so at an interest rate or on terms that are acceptable to us or at all. Our ability to obtain bank financing or to access the capital markets for future offerings may be limited by our financial condition at the time of any such financing or offering, including the actual or perceived credit quality of our charterers and the market value of our fleet, as well as by adverse market conditions resulting from, among other things, general economic conditions, weakness in the financial markets and contingencies and uncertainties that are beyond our control. Significant contraction, de-leveraging and reduced liquidity in credit markets worldwide is reducing the availability and increasing the cost of credit.

If we are not able to refinance the EnTrust Loan Facility or obtain new debt financing on terms acceptable to us, we will have to dedicate a portion of our cash flow from operations to pay the principal and interest of this indebtedness. If we are not able to satisfy these obligations, we may have to undertake alternative financing plans. In addition, debt service payments under the EnTrust Loan Facility or alternative financing may limit funds otherwise available for working capital, capital expenditures, the payment of dividends and other purposes. Our inability to obtain additional or replacement financing at anticipated costs or at all may materially affect our results of operation, our ability to implement our business strategy, our payment of dividends and our ability to continue as a going concern.

We have depended on an entity affiliated with our principal shareholder for financing.

We have relied on Firment Shipping Inc., or “Firment” an entity affiliated with Georgios Feidakis, our Chairman of the Board, for funding for general corporate purposes during the last few years. Firment is our largest holder of common shares. Our reliance upon Firment has included convertible loan facilities, warrants, and share issuances, as further described in “Certain Relationships and Related Part Transactions” and in our Annual Report on Form 20-F for the year ended December 31, 2019 which is incorporated by reference herein. As of March 31, 2020, we were indebted to Firment pursuant to the loan facilities in the amount of $0.9 million inclusive of interest, it being noted that all amounts currently owed pursuant to the facilities were repaid on July 27, 2020. We cannot assure you that in the future we will be able to rely on Firment Shipping Inc. for financing on similar terms or at all. Any inability to secure financing in the future from Firment Shipping Inc. could negatively affect our liquidity position and ability to fund our ongoing operations.

Due to our limited fleet diversification, adverse developments in the maritime dry bulk shipping industry would adversely affect our business, financial condition, and operating results.

We depend primarily on the transportation of dry bulk commodities. Our relative lack of diversification could make us vulnerable to adverse developments in the maritime dry bulk shipping industry, which would have a significantly greater impact on our business, financial condition and operating results than it would if we maintained more diverse assets or lines of business.

Newbuilding projects are subject to risks that could cause delays.

We may enter into newbuilding contracts in connection with our vessel acquisition strategy. Newbuilding construction projects are subject to risks of delay inherent in any large construction project from numerous factors, including shortages of equipment, materials or skilled labor, unscheduled delays in the delivery of ordered materials and equipment or shipyard construction, failure of equipment to meet quality and/or performance standards, financial or operating difficulties experienced by equipment vendors or the shipyard, unanticipated actual or purported change orders, inability to obtain required permits or approvals, design or engineering changes and work stoppages and other labor disputes, adverse weather conditions or any other events of force majeure. A shipyard’s failure to deliver a vessel on time may result in the delay of revenue from the vessel. Any such failure or delay could have a material adverse effect on our operating results.

Our vessels may suffer damage, and we may face unexpected repair costs, which could adversely affect our cash flow and financial condition.

If our vessels suffer damage, they may need to be repaired at a shipyard facility. The costs of repairs are unpredictable and can be substantial. The loss of earnings while our vessels are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings and reduce the amount of any dividends in the future. We may not have insurance that is sufficient to cover all or any of these costs or losses and may have to pay repair costs not covered by our insurance.

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We may be unable to successfully employ our vessels on long-term time charters or take advantage of favorable opportunities involving short-term or spot market charter rates.

Our strategy involves employing our vessels primarily on time charters generally with durations between three months and five years. As of June 1, 2020, all of our vessels were on hire. Although time charters with durations of one to five years may provide relatively steady streams of revenue, if our vessels were committed to such charters they may not be available for re-chartering or for spot market voyages when such employment would allow us to realize the benefits of comparably more favorable charter rates. In addition, in the future, we may not be able to enter into new time charters on favorable terms. The dry bulk market is volatile, and in the past charter rates have declined below operating costs of vessels and such is currently the case. If we are required to enter into a charter when charter rates are low, employ our vessels on the spot market during periods when charter rates have fallen or we are unable to take advantage of short-term opportunities on the spot or charter market, our earnings and profitability could be adversely affected. We cannot assure you that future charter rates will enable us to cover our costs, operate our vessels profitably or to pay dividends, or all of them.

We may also decide that it makes economic sense to lay up one or more vessels. While our vessels are laid up, we will pay lay-up costs, but those vessels will not be able to earn any hire.

As we expand our business, we may have difficulty improving our operating and financial systems and recruiting suitable employees and crew for our vessels.

Our current operating and financial systems may not be adequate if we expand the size of our fleet, and our attempts to improve those systems may be ineffective. In addition, as we seek to expand our internal technical management capabilities and our fleet, we or our crewing agents may need to recruit suitable additional seafarers and shore based administrative and management personnel. We cannot guarantee that we or our crewing agents will be able to hire suitable employees or a sufficient number of employees if and as we expand our fleet. If we or our crewing agent encounter business or financial difficulties, we may not be able to adequately staff our vessels. If we are unable to develop and maintain effective financial and operating systems or to recruit suitable employees as we expand our fleet, our financial performance may be adversely affected and, among other things, the amount of cash available for distribution as dividends to our shareholders may be reduced or eliminated.

Recently, the limited supply of and increased demand for well-qualified crew, due to the increase in the size of the global shipping fleet, has created upward pressure on crewing costs, which we generally bear under our time and spot charters. Increases in crew costs may adversely affect our profitability, results of operations, cash flows, financial condition and ability to pay dividends.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

We expect that our vessels will call at ports where smugglers may attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent that our vessels are found with contraband, whether inside or attached to the hull of our vessel, and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims that could have an adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.

Labor interruptions could disrupt our business.

Our vessels are manned by masters, officers and crews (totaling 113 as of March 31, 2020). Seafarers manning the vessels in our fleet are covered by industry-wide collective bargaining agreements that set basic standards. Any labor interruptions or employment disagreements with our crew members could disrupt our operations and could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends. We cannot assure you that collective bargaining agreements will prevent labor interruptions.

Our charterers may renegotiate or default on their charters.

Our charters provide the charterer the right to terminate the charter on the occurrence of stated events or the existence of specified conditions. In addition, the ability and willingness of each of our charterers to perform its obligations under its charter with us will depend on a number of factors that are beyond our control. These factors may include general economic conditions, the condition of the dry bulk shipping industry and the overall financial condition of the counterparties. The costs and delays associated with the default of a charterer of a vessel may be considerable and may adversely affect our business, results of operations, cash flows, financial condition and ability to pay dividends.

In the recent depressed dry bulk market conditions, there have been numerous reports of charterers renegotiating their charters or defaulting on their obligations under their charters. If a current or future charterer defaults on a charter, we will seek the remedies available to us, which may include arbitration or litigation to enforce the contract, although such efforts may not be successful and for short term charters may cost more to enforce than the potential recovery. We cannot predict whether our charterers will, upon the expiration of their charters, re-charter our vessels on favorable terms or at all. If our charterers decide not to re-charter our vessels, we may not be able to re-charter them on terms similar to the terms of our current charters or at all. If we receive lower charter rates under replacement charters or are unable to re-charter all of our vessels, this may adversely affect our business, results of operations, cash flows, financial condition and ability to pay dividends.

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The aging of our fleet may result in increased operating costs in the future.

In general, the cost of maintaining a vessel in good operating condition increases with the age of the vessel. As of June 30, 2020 and 2019, the weighted average age of the vessels in our fleet was 12.3 and 11.3 years, respectively. Our oldest vessel was built in 2005, and our youngest vessel was built in 2010. As our fleet ages, we will incur increased costs. Older vessels are typically less fuel efficient and more costly to maintain than more recently constructed vessels due to improvements in engine technology. Cargo insurance rates, paid by charterers, increase with the age of a vessel, making older vessels less desirable to charterers. Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations or the addition of new equipment, to our vessels and may restrict the type of activities in which our vessels may engage. We cannot assure you that, as our vessels age, further market conditions will justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives. We may also decide that it makes economic sense to lay up one or more vessels. While our vessels are laid up, we will pay lay-up costs, but those vessels will not be able to earn any hire.

We may have difficulty managing our planned growth properly.

Any future acquisitions of additional vessels will impose additional responsibilities on our management and staff and may require us to increase the number of our personnel. In the event of a future acquisition of additional vessels, we will also have to increase our customer base to provide continued employment for the new vessels.

We intend to continue to stabilize and then to try to grow our business through disciplined acquisitions of vessels that meet our selection criteria and newly built vessels if we can negotiate attractive purchase prices. Our future growth will primarily depend on:

•	locating and acquiring suitable vessels;

•	identifying and consummating acquisitions;

•	enhancing our customer base;

•	managing our expansion; and

•	obtaining required financing on acceptable terms.

A delay in the delivery to us of any such vessel, or the failure of the shipyard to deliver a vessel at all, could cause us to breach our obligations under a related charter and could adversely affect our earnings. In addition, the delivery of any of these vessels with substantial defects could have similar consequences. A shipyard could fail to deliver a new-building on time or at all because of:

•	work stoppages or other hostilities or political or economic disturbances that disrupt the operations of the shipyard;

•	quality or engineering problems;

•	bankruptcy or other financial crisis of the shipyard;

•	a backlog of orders at the shipyard;

•	weather interference or catastrophic events, such as major earthquakes or fires;

•	our requests for changes to the original vessel specifications or disputes with the shipyard;

•	shortages of or delays in the receipt of necessary construction materials, such as steel; or

•	shortages of or delays in the receipt of necessary equipment, such as main engines, electricity generators and propellers.

In addition, if we enter a newbuilding or secondhand contract in the future, we may seek to terminate the contract due to market conditions, financing limitations or other reasons. The outcome of contract termination negotiations may require us to forego deposits on construction or purchase and pay additional cancellation fees. In addition, where we have already arranged a future charter with respect to the terminated new-building contract, we would need to provide an acceptable substitute vessel to the charterer to avoid breaching our charter agreement.

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During periods in which charter rates are high, vessel values generally are high as well, and it may be difficult to consummate vessel acquisitions or enter into new-building contracts at favorable prices. During periods when charter rates are low, such as the current market, we may be unable to fund the acquisition of new-buildings, whether through lending or cash on hand. For these reasons, we may be unable to execute our growth plans or avoid significant expenses and losses in connection with our future growth efforts.

Growing any business by acquisition presents numerous risks, such as undisclosed liabilities and obligations, the possibility that indemnification agreements will be unenforceable or insufficient to cover potential losses and difficulties associated with imposing common standards, controls, procedures and policies, obtaining additional qualified personnel, managing relationships with customers and integrating newly acquired assets and operations into existing infrastructure. We cannot give any assurance that we will be successful in executing our growth plans or that we will not incur significant expenses and losses in connection with our future growth.

To the extent we scrap or sell vessels, we may decide to terminate the employment of some of our staff.

Legislative or regulatory changes in Greece may adversely affect our results from operations.

Globus Shipmanagement Corp., our ship management subsidiary, who we refer to as our Manager, is regulated under Greek Law 89/67, and conducts its operations and those on our behalf primarily in Greece. Greece has been implementing new legislative measures to address financial difficulties, several of which as a response from oversight by the International Monetary Fund and by European regulatory bodies such as the European Central Bank. Such legislative actions may impose new regulations on our operations in Greece that will require us to incur new or additional compliance or other administrative costs and may require that our Manager or we pay to the Greek government new taxes or other fees. Any such taxes, fees or costs we incur could be in amounts that are significantly greater than those in the past and could adversely affect our results from operations.

For example, in 2013, tax law 4110/2013 amended the long-standing provisions of art. 26 of law 27/1975 by imposing a fixed annual tonnage tax on vessels flying a foreign (i.e., non-Greek) flag which are managed by a Law 89 company, establishing an identical tonnage tax regime as the one already in force for vessels flying the Greek flag. This tax varies depending on the size of the vessel, calculated in gross registered tonnage, as well as on the age of each vessel. Payment of this tonnage tax completely satisfies all income tax obligations of both the shipowning company and of all its shareholders up to the ultimate beneficial owners. Any tax payable to the state of the flag of each vessel as a result of its registration with a foreign flag registry (including the Marshall Islands) is subtracted from the amount of tonnage tax due to the Greek tax authorities.

The tax residents of Greece who receive dividends from such shipowning or their holding companies are taxed at 10% on the dividends which they receive and which they import into Greece, not being liable to any other taxation for these, which include those dividends which either remain with the holding company or are paid to the individual Greek tax resident abroad.

Failure to comply with the U.S. Foreign Corrupt Practices Act of 1977, or FCPA, could result in fines, criminal penalties, and an adverse effect on our business.

We operate throughout the world, including countries with a reputation for corruption. We are subject to the risk that we, our affiliated entities or our or their respective officers, directors, employees and agents may take action determined to be in violation of such anti-corruption laws, including the FCPA. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.

We may be, from time to time, involved in various litigation matters. These matters may include, among other things, contract disputes, personal injury claims, environmental claims or proceedings, asbestos and other toxic tort claims, employment matters, governmental claims for taxes or duties, and other litigation that arises in the ordinary course of our business. Although we intend to defend these matters vigorously, we cannot predict with certainty the outcome or effect of any claim or other litigation matter, and the ultimate outcome of any litigation or the potential costs to resolve them may have a material adverse effect on us. Insurance may not be applicable or sufficient in all cases or insurers may not remain solvent, which may have a material adverse effect on our financial condition.

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We rely on our information systems to conduct our business.

The efficient operation of our business is dependent on computer hardware and software systems. Information systems are vulnerable to security breaches by computer hackers, cyber terrorists, and garden variety computer viruses. We rely on what we believe to be industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems. However, these measures and technology may not adequately prevent security breaches. In addition, the unavailability of the information systems or the failure of these systems to perform as anticipated for any reason could disrupt our business and could result in decreased performance and increased operating costs, causing our business and results of operations to suffer. Any significant interruption or failure of our information systems or any significant breach of security could adversely affect our business and results of operations.

We expect that a limited number of financial institutions will hold our cash including financial institutions that may be located in Greece.

We expect that a limited number of financial institutions will hold all of our cash, including some institutions located in Greece. Our bank accounts are with banks in Switzerland, Germany and Greece. Of the financial institutions located in Greece, none are subsidiaries of international banks. We do not expect that these balances will be covered by insurance in the event of default by these financial institutions. The occurrence of such a default could have a material adverse effect on our business, financial condition, results of operations and cash flows, and we may lose part or all of our cash that we deposit with such banks.

Purchasing and operating secondhand vessels may result in increased operating costs and reduced fleet utilization.

While we have the right to inspect previously owned vessels prior to our purchase of them, such an inspection does not provide us with the same knowledge about their condition that we would have if these vessels had been built for and operated exclusively by us. A secondhand vessel may have conditions or defects that we are not aware of when we buy the vessel and which may require us to incur costly repairs to the vessel. These repairs may require us to put a vessel into drydocking, which would increase cash outflows and related expenses, while reducing our fleet utilization. Furthermore, we usually do not receive the benefit of warranties on secondhand vessels.

Management may be unable to provide reports as to the effectiveness of our internal control over financial reporting or, when applicable, our independent registered public accounting firm may be unable to provide us with unqualified attestation reports as to the effectiveness of our internal control over financial reporting when required.

Under Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as Sarbanes-Oxley, we are required to include in each of our annual reports on Form 20-F a report containing our management’s assessment of the effectiveness of our internal control over financial reporting and we may also be required to include, in our future annual reports, a related attestation of our independent registered public accounting firm. Our Manager, Globus Shipmanagement, will provide substantially all of our financial reporting, and we will depend on the procedures it has in place. If in such annual reports on Form 20-F our management cannot provide a report as to the effectiveness of our internal control over financial reporting or, when applicable, our independent registered public accounting firm is unable to provide us with an unqualified attestation report as to the effectiveness of our internal control over financial reporting as required by Section 404, investors could lose confidence in the reliability of our consolidated financial statements, which could result in a decrease in the value of our securities.

Unless we set aside reserves or are able to borrow funds for vessel replacement, at the end of a vessel’s useful life our revenues will decline.

As of June 30, 2020 and June 30, 2019, the vessels in our current fleet had a weighted average age of 12.3 and 11.3 years, respectively. Our oldest vessel was built in 2005, and our youngest vessel was built in 2010. Unless we maintain reserves or are able to borrow or raise funds for vessel replacement, we will be unable to replace the vessels in our fleet upon the expiration of their remaining useful lives, which we expect to be 25 years from the date of their construction. Our cash flows and income are dependent on the revenues earned by the chartering of our vessels to customers. If we are unable to replace the vessels in our fleet upon the expiration of their useful lives, our business, results of operations, financial condition and ability to pay dividends will be materially adversely affected. Any reserves set aside for vessel replacement may not be available for dividends.

We depend upon a few significant customers for a large part of our revenues.

We may derive a significant part of our revenue from a small number of customers. During the years ended December 31, 2019, 2018 and 2017, we derived substantially all of our revenues from approximately 22, 24 and 22 customers, respectively, and approximately 50%, 48% and 44%, respectively, of our revenues during those years, were derived from four customers. If one or more of our major customers defaults under a charter with us and we are not able to find a replacement charter, or if such a customer exercises certain rights to terminate the charter, we could suffer a loss of revenues that could materially adversely affect our business, financial condition, results of operations and cash available for distribution as dividends to our shareholders.

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We could lose a customer or the benefits of a time charter if, among other things:

•	the customer fails to make charter payments because of its financial inability, disagreements with us or otherwise;

•	the customer terminates the charter because of our non-performance, including failure to deliver the vessel within a fixed period of time, the vessel is lost or damaged beyond repair, serious deficiencies in the vessel, prolonged periods of off-hire or our default under the charter; or

•	the customer terminates the charter because the vessel has been subject to seizure for more than 30 days.

If we lose a key customer, we may be unable to obtain charters on comparable terms with charterers of comparable standing or we may have increased exposure to the volatile spot market, which is highly competitive and subject to significant price fluctuations. We would not receive any revenues from such a vessel while it remained unchartered, but we may be required to pay expenses necessary to maintain the vessel in proper operating condition, insure it and service any indebtedness secured by such vessel. The loss of any of our customers, time charters or vessels or a decline in payments under our charters could have a material adverse effect on our business, results of operations and financial condition and our ability to pay dividends.

We generate revenues from the trading of our vessels in U.S. dollars but incur a portion of our expenses in other currencies.

We generate substantially all of our revenues from the trading of our vessels in U.S. dollars, but during the years ended December 31, 2019, 2018 and 2017 we incurred approximately 27%, 29% and 28%, respectively, of our vessel operating expenses, and certain administrative expenses, in currencies other than the U.S. dollar. This difference could lead to fluctuations in net profit due to changes in the value of the U.S. dollar relative to the other currencies. Expenses incurred in foreign currencies against which the U.S. dollar falls in value can increase, decreasing our revenues. We have not hedged our currency exposure, and, as a result, our results of operations and financial condition, denominated in U.S. dollars, and our ability to pay dividends could suffer.

Increases in interest rates may cause the market price of our shares to decline.

An increase in interest rates may cause a corresponding decline in demand for equity investments in general. Any such increase in interest rates or reduction in demand for our shares resulting from other relatively more attractive investment opportunities may cause the trading price of our shares to decline. If LIBOR (or its successor) increases, then our payments pursuant to certain existing loans will increase. For further information, see “Item 11. Quantitative and Qualitative Disclosures About Market Risk” included in our annual report on Form 20-F, which is incorporated by reference into this prospectus.

If volatility in the London InterBank Offered Rate, or LIBOR, occurs, or when LIBOR is replaced as the reference rate under our debt obligations, it could affect our profitability, earnings and cash flow.

LIBOR may be volatile, with the spread between LIBOR and the prime lending rate widens significantly at times. These conditions are the result of disruptions in the international markets. Because the interest rates borne by some of our outstanding loan facilities fluctuate with changes in LIBOR, it would affect the amount of interest payable on those debts, which, in turn, could have an adverse effect on our profitability, earnings and cash flow.

On July 27, 2017, the UK Financial Conduct Authority announced that it would phase-out LIBOR by the end of 2021. As a result, lenders have insisted on provisions that entitle the lenders, in their discretion, to replace published LIBOR as the basis for the interest calculation with their cost-of-funds rate. Certain of our existing financing arrangements, provide for the use of replacement rates if LIBOR is discontinued. We are in the process of evaluating the impact of LIBOR discontinuation on us. While we cannot predict the effect of the potential changes to LIBOR or the establishment and use of alternative rates or benchmarks, the interest payable on our debt could be subject to volatility and our lending costs could increase, which would have an adverse effect on our profitability, earnings and cash flow.

We are a holding company, and we will depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations or to make dividend payments.

We are a holding company and our subsidiaries, which are all directly and wholly owned by us, will conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our wholly owned subsidiaries. As a result, our ability to make dividend payments depends on our subsidiaries and their ability to distribute funds to us. If we are unable to obtain funds from our subsidiaries, our board of directors may exercise its discretion not to declare or pay dividends. In addition, our subsidiaries are subject to limitations on the payment of dividends under Marshall Islands or Maltese law.

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We may have to pay tax on U.S. source shipping income.

Under the U.S. Internal Revenue Code of 1986, as amended, or the Code, 50% of the gross shipping income of a vessel-owning or chartering corporation that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States is characterized as U.S. source shipping income and such income is subject to a 4% U.S. federal income tax without allowance for deductions, unless that corporation qualifies for exemption from tax under section 883 of the Code and the U.S. Treasury regulations promulgated thereunder, which we refer to as the Section 883 Exemption, or through the application of a comprehensive income tax treaty between the United States and the corporation’s country of residence. The eligibility of Globus Maritime and our subsidiaries to qualify for the Section 883 Exemption is determined each taxable year and is dependent on certain circumstances related to the ownership of our shares and on interpretations of existing U.S. Treasury regulations, each of which could change. We can therefore give no assurance that we will in fact be eligible to qualify for the Section 883 Exemption for all taxable years. In addition, changes to the Code, the U.S. Treasury regulations or the interpretation thereof by the U.S. Internal Revenue Service, or IRS, or the courts could adversely affect the ability of Globus Maritime and our subsidiaries to take advantage of the Section 883 Exemption.

If we are not entitled to the Section 883 Exemption or an exemption under a tax treaty for any taxable year in which any company in the group earns U.S. source shipping income, any company earning such U.S. source shipping income, would be subject to a 4% U.S. federal income tax on the gross amount of the U.S. source shipping income for the year (or an effective rate of 2% on shipping income attributable to the transportation of freight to or from the United States). The imposition of this taxation could have a negative effect on our business and revenues and would result in decreased earnings available for distribution to our shareholders.

For a more complete discussion, please read the section in our annual report on Form 20-F, which we incorporate by reference into this prospectus, entitled “Item 10.E. Taxation— United States Tax Considerations— United States Federal Income Taxation of the Company.”

U.S. tax authorities could treat us as a “passive foreign investment company,” which could result in adverse U.S. federal income tax consequences to U.S. shareholders.

A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either at least 75% of its gross income for any taxable year consists of certain types of “passive income” or at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest and gains from the sale or exchange of investment property, and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.”

U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC, and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders). In particular, U.S. shareholders who are individuals would not be eligible for the preferential tax rate on qualified dividends. Please read “Tax Considerations—United States Tax Considerations—United States Federal Income Taxation of United States Holders” in this prospectus for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. shareholders if we are treated as a PFIC.

Based on our current operations and anticipated future operations, we believe we should not be treated as a PFIC. In this regard, we intend to treat gross income we derive or are deemed to derive from our time chartering activities as services income, rather than rental income. Accordingly, we believe that our income from our time chartering activities should not constitute “passive income,” and that the assets we own and operate in connection with the production of that income do not constitute assets that produce or are held for the production of “passive income.”

There are legal uncertainties involved in this determination because there is no direct legal authority under the PFIC rules addressing our current and projected future operations. Moreover, a case decided in 2009 by the U.S. Court of Appeals for the Fifth Circuit held that, contrary to the position of the IRS in that case, and for purposes of a different set of rules under the Code, income received under a time charter of vessels should be treated as rental income rather than services income. If the reasoning of this case were extended to the PFIC context, the gross income we derive or are deemed to derive from our time chartering activities would be treated as rental income, and we would be a PFIC unless an active leasing exception applies. Although the IRS has announced that it will not follow the reasoning of this case, and that it intends to treat the income from standard industry time charters as services income, no assurance can be given that a U.S. court will not follow the aforementioned case. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if there were to be changes in our assets, income or operations.

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If the IRS were to find that we are or have been a PFIC for any taxable year, our U.S. shareholders will face adverse U.S. tax consequences and information reporting obligations, as more fully described under “Tax Considerations—United States Tax Considerations—United States Federal Income Taxation of United States Holders” in this prospectus.

We could face penalties under European Union, United States or other economic sanctions.

Our business could be adversely impacted if we are found to have violated economic sanctions under the applicable laws of the European Union, the United States or another applicable jurisdiction against countries such as Iran, Syria, North Korea and Cuba. U.S. economic sanctions, for example, prohibit a wide scope of conduct, target numerous countries and individuals, are frequently updated or changed and have vague application in many situations.

Many economic sanctions relate to our business, including prohibitions on certain kinds of trade with countries, such as exportation or re-exportation of commodities, or prohibitions against certain transactions with designated nationals who may be operating under aliases or through non-designated companies. The imposition of Ukrainian-related economic sanctions on Russian persons, first imposed in March 2014, is an example of economic sanctions with a potentially widespread and unpredictable impact on shipping. Certain of our charterers or other parties with whom we have entered into contracts regarding our vessels may be affiliated with persons or entities that are the subject of sanctions imposed by the U.S. government, the European Union and/or other international bodies relating to the annexation of Crimea by Russia in 2014. If we determine that such sanctions require us to terminate existing contracts or if we are found to be in violation of such applicable sanctions, our results of operations may be adversely affected or we may suffer reputational harm.

Additionally, the U.S. Iran Threat Reduction Act (which was signed into law in 2012) amended the Exchange Act to require issuers that file annual or quarterly reports under Section 13(a) of the Exchange Act to include disclosure in their annual and quarterly reports as to whether the issuer or its affiliates have knowingly engaged in certain activities prohibited by sanctions against Iran or transactions or dealings with certain identified persons. We are subject to this disclosure requirement.

There can be no assurance that we will be in compliance with all applicable sanctions and embargo laws and regulations in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines or other penalties and could severely impact our ability to access U.S. capital markets and conduct our business, and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us. Even inadvertent violations of economic sanctions can result in the imposition of material fines and restrictions and could adversely affect our business, financial condition and results of operations, our reputation, and the market price of our securities.

Our vessels may call on ports subject to economic sanctions or embargoes.

From time to time on charterers’ instructions, our vessels may call on ports located in countries subject to sanctions and embargoes imposed by the United States government and countries identified by the U.S. government as state sponsors of terrorism, such as Iran, Sudan, North Korea, and Syria. The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time. On May 1, 2012, President Obama signed Executive Order 13608 which prohibits foreign persons from violating or attempting to violate, or causing a violation of any sanctions in effect against Iran or facilitating any deceptive transactions for or on behalf of any person subject to U.S. sanctions. Any persons found to be in violation of Executive Order 13608 will be deemed a foreign sanctions evader and will be banned from all contacts with the United States, including conducting business in U.S. dollars.

On July 14, 2015, the P5+1 (the United States, United Kingdom, Germany, France, Russia and China) and the EU announced that they reached a landmark agreement with Iran titled the Joint Comprehensive Plan of Action, or the JCPOA, which was intended to restrict significantly Iran’s ability to develop and produce nuclear weapons while simultaneously easing sanctions directed at non-U.S. persons for conduct involving Iran, but taking place outside of U.S. jurisdiction and not involving U.S. persons. On January 16, 2016, the United States joined the EU and the United Nations in lifting a significant number of sanctions on Iran following an announcement by the International Atomic Energy Agency, or the IAEA, that Iran had satisfied its obligations under the JCPOA. However, in 2018, President Trump withdrew the United States from the JCPOA, resulting in the complete reimposition of U.S. sanctions. As of now, the EU and other parties to the JCPOA have not withdrawn, and the EU and United Nations sanctions that were lifted have not been reimposed.

Although we believe that we have been in compliance with all applicable sanctions and embargo laws and regulations, and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future as such regulations and sanctions may be amended over time. Any such violation could result in fines, penalties or other sanctions that could severely impact our ability to access U.S. capital markets and conduct our business, and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us. In addition, certain institutional investors may have investment policies or restrictions that prevent them from holding securities of companies that have contracts with countries identified by the U.S. government as state sponsors of terrorism. The determination by these investors not to invest in, or to divest from, our securities may adversely affect the price at which our securities trade. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation. In addition, our reputation and the market for our securities may be adversely affected if we engage in certain other activities, such as entering into charters with individuals or entities in countries subject to U.S. sanctions and embargo laws that are not controlled by the governments of those countries, or engaging in operations associated with those countries pursuant to contracts with third parties that are unrelated to those countries or entities controlled by their governments. Investor perception of the value of our securities may be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in these and surrounding countries.

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As a Marshall Islands corporation with principal executive offices in Greece, and also having subsidiaries in the Marshall Islands and other offshore jurisdictions such as Malta, our operations may be subject to economic substance requirements.

On March 12, 2019, the Council of the European Union approved and published conclusions containing a list of “non-cooperative jurisdictions” for tax purposes in which the Republic of the Marshall Islands, among others, was placed by the E.U. on its list of non-cooperative jurisdictions for tax purposes for failing to implement certain commitments previously made to the E.U. by the agreed deadline. However, it was announced by the Council of the European Union on October 10, 2019 that the Marshall Islands had been removed from the list of non-cooperative tax jurisdictions. E.U. member states have agreed upon a set of measures, which they can choose to apply against the listed countries, including increased monitoring and audits, withholding taxes, special documentation requirements and anti-abuse provisions. The European Commission has stated it will continue to support member states’ efforts to develop a more coordinated approach to sanctions for the listed countries in 2019. E.U. legislation prohibits E.U. funds from being channeled or transited through entities in non-cooperative jurisdictions.

We are a Marshall Islands corporation with principal executive offices in Greece. Our management company is also a Marshall Islands entity and one of our subsidiaries is organized in Malta. The Marshall Islands has enacted economic substance regulations with which we may be obligated to comply. Those regulations require certain entities that carry out particular activities to comply with an economic substance test whereby the entity must show that it (i) is directed and managed in the Marshall Islands in relation to that relevant activity, (ii) carries out core income-generating activity in relation to that relevant activity in the Marshall Islands (although it is being understood and acknowledged by the regulators that income-generated activities for shipping companies will generally occur in international waters) and (iii) having regard to the level of relevant activity carried out in the Marshall Islands has (a) an adequate amount of expenditures in the Marshall Islands, (b) adequate physical presence in the Marshall Islands and (c) an adequate number of qualified employees in the Marshall Islands.

If we fail to comply with our obligations under this legislation or any similar law applicable to us in any other jurisdictions, we could be subject to financial penalties and spontaneous disclosure of information to foreign tax officials, or could be struck from the register of companies, in related jurisdictions. Any of the foregoing could be disruptive to our business and could have a material adverse effect on our business, financial conditions and operating results.

We do not know: if the E.U. will add the Marshall Islands or Malta to the list of non-cooperative jurisdictions; how quickly the E.U. would react to any changes in legislation of the Marshall Islands or Malta; or how E.U. banks or other counterparties will react while we or any of our subsidiaries remain as entities organized and existing under the laws of listed countries. The effect of the E.U. list of non-cooperative jurisdictions, and any noncompliance by us with any legislation adopted by applicable countries to achieve removal from the list, including economic substance regulations, could have a material adverse effect on our business, financial conditions and operating results.

The international nature of our operations may make the outcome of any bankruptcy proceedings difficult to predict.

We redomiciled into the Marshall Islands and our subsidiaries are incorporated under the laws of the Marshall Islands or Malta, we have limited operations in the United States and we maintain limited assets, if any, in the United States. Consequently, in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving us or any of our subsidiaries, bankruptcy laws other than those of the United States could apply. Although the Marshall Islands does not have a bankruptcy statute or general statutory mechanism for insolvency proceedings, in 2018 the Marshall Islands adopted the U.N. Commission on Internal Trade Law (UNCITRAL) model law on cross-border insolvency, which law allows the Marshall Islands to recognize foreign insolvency proceedings, and provides foreign creditors access to Marshall Islands courts, among other matters. If we become a debtor under U.S. bankruptcy law, bankruptcy courts in the United States may seek to assert jurisdiction over all of our assets, wherever located, including property situated in other countries. There can be no assurance, however, that we would become a debtor in the United States, or that a U.S. bankruptcy court would accept, or be entitled to accept, jurisdiction over such a bankruptcy case, or that courts in other countries that have jurisdiction over us and our operations would recognize a U.S. bankruptcy court’s jurisdiction if any other bankruptcy court would determine it had jurisdiction. These factors may delay or prevent us from entering bankruptcy in the United States and may affect the ability of our shareholders to receive any recovery following our bankruptcy.

A cyber-attack could materially disrupt our business.

We rely on information technology systems and networks in our operations and administration of our business. Information systems are vulnerable to security breaches by computer hackers and cyber terrorists. We rely on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems. However, these measures and technology may not adequately prevent security breaches. Our business operations could be targeted by individuals or groups seeking to sabotage or disrupt our information technology systems and networks, or to steal data. A successful cyber-attack could materially disrupt our operations, including the safety of our operations, or lead to unauthorized release of information or alteration of information in our systems. Any such attack or other breach of our information technology systems could have a material adverse effect on our business and results of operations. In addition, the unavailability of the information systems or the failure of these systems to perform as anticipated for any reason could disrupt our business and could result in decreased performance and increased operating costs, causing our business and results of operations to suffer. Any significant interruption or failure of our information systems or any significant breach of security could adversely affect our business and results of operations.

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Risks Relating to this Offering and the Ownership of our Securities

Our stock price has been volatile and no assurance can be made that it will not substantially depreciate.

Our stock price has been volatile recently. The closing price of our common shares within 2019 has ranged from a peak of $8.54 on March 11, 2019 to a low of $0.96 on December 23, 2019, representing a decrease of 89%. Our share price further declined in 2020 and hit a low of $0.15 on July 27, 2020. We can offer no comfort or assurance that our stock price will stop being volatile or not substantially depreciate.

The superior voting rights of our Series B preferred shares limits the ability of our common shareholders to control or influence corporate matters, and the interests of the holder of such shares could conflict with the interests of our other shareholders.

While our common shares have one vote per share, each of our 30,000 Series B preferred shares presently outstanding has 25,000 votes per share; however, the voting power of the Series B preferred shares is limited such that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. The Series B preferred shares, however, have no dividend rights or distribution rights, other than the right upon dissolution to receive a priority payment equal to the par value per of $0.001 per share.

As of the date of this prospectus and until and unless we issue a significant number of securities, Goldenmare Limited, a company affiliated with our Chief Executive Officer, can therefore control 49.99% of the voting power of our outstanding capital stock and will have substantial control and influence over our management and affairs and over matters requiring shareholder approval, including the election of directors and significant corporate transactions, even though Goldenmare Limited owns significantly less than 50% of the Company economically.

The superior voting rights of our Series B preferred shares limit our common shareholders’ ability to influence corporate matters. The interests of the holder of the Series B preferred shares may conflict with the interests of our common shareholders, and as a result, we may take actions that our common shareholders do not view as beneficial. Any such conflicts of interest could adversely affect our business, financial condition and results of operations, and the trading price of our common shares.

We have broad discretion in the use of the net proceeds from the exercise of our warrants and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from the exercise of our warrants and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from the exercise of the warrants in a manner that does not produce income or that loses value.

Our existing shareholders’ ownership interests will be diluted each time we issue securities or our outstanding warrants are exercised and such issuances may depress the market price of our common shares.

As of July 29, 2020, collectively, holders of our outstanding warrants had the right to purchase an aggregate of 168,053,333 common shares. The number of common shares issuable upon exercise and price of exercise are subject to adjustment. The exercise of such outstanding warrants may dilute the value of our shares. In addition, we may issue common shares to repay all or a portion of any amounts outstanding under our loan with Firment Shipping Inc., noting that, currently, no amounts are outstanding under the facility.

We may issue additional common shares or other equity securities of equal or senior rank in the future without shareholder approval in connection with, among other things, future vessel acquisitions, the repayment of outstanding indebtedness, and the conversion of convertible financial instruments. Furthermore, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares in connection with a financing, acquisition, litigation settlement, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

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We may issue additional common shares, Class B shares, preferred shares or other equity securities without your approval.

We may issue additional common shares, Class B shares, preferred shares or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, conversion of convertible financial instruments, repayment of outstanding indebtedness or our equity incentive plan, without shareholder approval.

Our issuance of additional common shares, Class B shares, or other equity securities of equal or senior rank would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for dividends payable on our common shares will decrease on a pro rata basis;

•	the relative voting strength of each previously outstanding share will be diminished; and

•	the market price of our common shares may decline, and we could be forced to delist our hares from Nasdaq.

In addition, we may be obligated to issue, upon exercise or conversion of outstanding agreements, warrants and credit facilities pursuant to the terms thereof:

•       45,850,000 common shares issuable upon the exercise of outstanding PP Warrants issued in June 2020 at an exercise price of $0.18 per share and which expire in December 2025;

•       83,333,333 common shares issuable upon the exercise of outstanding PP Warrants issued in July 2020 at an exercise price of $0.18 per share and which expire in January 2026;

•       38,870,000 common shares issuable upon the exercise of outstanding Class A Warrants at an exercise price of $0.35 per share and expire in June 2025;

•       3,571 common shares and/or pre-funded warrants in lieu thereof (and 3,571 common shares issuable upon the exercise of 3,571 additional Class A Warrants) issuable on further exercise of the overallotment option granted to the representative of the underwriters in our public offering which closed on June 22, 2020; and

•       common shares issuable to repay any future amounts outstanding under the $15 million credit facility with Firment Shipping Inc., which could be issuable if we borrow additional funds under that credit facility.

We also issue, on a quarterly basis, common shares to certain of our directors.

Our issuance of additional common shares upon the exercise of such warrants and credit facilities would cause the proportionate ownership interest in us of our existing shareholders, other than the exercising warrant or credit facility holder, to decrease; the relative voting strength of each previously outstanding common share held by our existing shareholders to decrease; and, depending on our share price when and if these warrants or notes are exercised, may result in dilution to our existing shareholders.

Furthermore, we may sell securities at less than the prevailing market price. Because we are a foreign private issuer, we are not bound by Nasdaq rules that require shareholder approval for certain issuances of our securities. We therefore can issue securities in such amounts and at such times as we feel appropriate, all without shareholder approval. For further information, see “Item 16G. Corporate Governance” included in our annual report on Form 20-F, which is incorporated by reference into this prospectus.

Our existing shareholders may be diluted each time amounts owed under the Firment Shipping Credit Facility are converted into common shares.

Our shareholders may be diluted if we issue shares to repay our Firment Shipping Credit Facility, which we are permitted to do at our option. See “Certain Relationships and Related Party Transactions—Firment Shipping Credit Facility” in our annual report on Form 20-F, which is incorporated by reference into this prospectus. Although no amounts are currently owed under the Firment Shipping Credit Facility, common shares could be issued to repay future borrowings under the Firment Shipping Credit Facility.

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Our stock price has fluctuated below the minimum required to continue the listing of our common shares on Nasdaq.

We are required to meet certain qualitative and financial tests (including a minimum bid price for our common shares of $1.00 per share, at least 500,000 publicly held shares, at least 300 public holders, and a market value of publicly held securities of $1 million), as well as other corporate governance standards, to maintain the listing of our common shares on the Nasdaq Capital Market. In calendar year 2020 to July 27, 2020, our stock price has fluctuated from a high of $1.09 on January 3, 2020 to a low of $0.15 on July 27, 2020, which low price falls beneath the $1.00 per share requirement imposed by the Nasdaq Capital Market to continue listing our shares.

On March 6, 2020, we announced that we had received written notification from The Nasdaq Stock Market dated March 2, 2020, indicating that because the closing bid price of our common stock for the last 30 consecutive business days was below $1.00 per share, we no longer meet the minimum bid price continued listing requirement for the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5450(a)(1). Pursuant to Nasdaq Listing Rules, the applicable grace period to regain compliance is 180 days, or until August 31, 2020, but citing extraordinary market conditions, Nasdaq filed an immediately effective rule change with the Securities and Exchange Commission which, with effect from April 16, 2020, tolled the listing process until July 1, 2020. Consequently, the Company’s compliance period has effectively been extended until November 12, 2020.

There can be no assurance that we will be able to maintain compliance with the minimum bid price, shareholders’ equity, number of publicly held shares or other listing standards in the future. We may receive notices from Nasdaq that we have failed to meet its requirements, and proceedings to delist our stock could be commenced. If we are unable to maintain or regain compliance in a timely manner and our common shares are delisted, it could be more difficult to buy or sell our common shares and obtain accurate quotations, and the price of our shares could suffer a material decline. Delisting of our shares would breach a number of our credit facilities and loan arrangements, some of which contain cross default provisions. Delisting may also impair our ability to raise capital. We refer you to our annual report on Form 20-F for more information about our listing requirements.

The public market may not continue to be active and liquid enough for you to resell our common shares in the future.

The price of our common shares may be volatile and may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliance sin the dry bulk shipping industry;

•	market conditions in the dry bulk shipping industry;

•	changes in government regulation;

•	shortfalls in our operating results from levels forecast by securities analysts;

•	announcements concerning us or our competitors; and

•	the general state of the securities market.

The dry bulk shipping industry has been highly unpredictable and volatile. The market for common shares in this industry may be equally volatile.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common shares.

We are generally not restricted from issuing additional common shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares. The market price of our common shares could decline as a result of a future sale of common shares or securities that are convertible into or exchangeable for, or that represent the right to receive, common shares or the perception that such sales could occur. To the extent that we raise additional funds by issuing equity securities, our shareholders may experience significant dilution

Resales of our common shares in the public market by our shareholders may cause the market price of our common shares to fall.

Sales of a substantial number of our common shares in the public market could occur at any time. The issuance of new common shares could result in resales of our common shares by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common shares.

An investment in our securities is speculative and there can be no assurance of any return on any such investment.

An investment in our securities is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in our company, including the risk of losing their entire investment.

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The warrants are speculative in nature.

The Class A Warrants do not confer all rights of common share ownership on their holders, such as voting rights, but rather merely represent the right to acquire common shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Class A Warrants may acquire the common shares issuable upon the exercise of such warrants at an exercise price of $0.35 per common share. Moreover, the market value of these warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price.

There is no public market for the Class A Warrants and we do not expect one to develop.

There is presently no established public trading market for the Class A Warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the Class A Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Class A Warrants is limited.

Purchasers of our warrants will not have all rights of common shareholders until such warrants are exercised.

The Class A Warrants being offered do not confer all rights of common share ownership on their holders, such as voting rights, but rather merely represent the right to acquire common shares at a fixed price.

Our ability to declare and pay dividends to holders of our common shares will depend on a number of factors and will always be subject to the discretion of our board of directors.

If we are not in compliance with our loan covenants and received a notice of default and were unable to cure it under the terms of our loan covenants, we may be forbidden from issuing dividends. There can be no assurance that dividends will be paid to holders of our shares in any anticipated amounts and frequency at all. We may incur other expenses or liabilities that would reduce or eliminate the cash available for distribution as dividends, including as a result of the risks described in this section of this prospectus. The EnTrust Loan Facility prohibits our declaration and payment of dividends under some circumstances. Under the EnTrust Loan Facility we will be prohibited from paying dividends if an event of default has occurred or any event has occurred or circumstance arisen which with the giving of notice or the lapse of time or the satisfaction of any other condition would constitute an event of default under the EnTrust Loan Facility or where the payment of dividends would result in any such event or circumstance. Please read “Operating and Financial Review and Prospects - Liquidity and Capital Resources—Indebtedness” in our Annual Report on Form 20-F for the year ended December 31, 2019, as supplemented by our unaudited interim consolidated financial statements for the three months ended March 31, 2020 in our report on Form 6-K filed with the Commission on June 12, 2020, which is incorporated by reference herein, for further information. We may also enter into new financing or other agreements that may restrict our ability to pay dividends even without an event of default. In addition, we may pay dividends to the holders of our preferred shares prior to the holders of our common shares, depending on the terms of the preferred shares, but our Series B preferred shares do not participate in dividends.

The declaration and payment of dividends to holders of our shares will be subject at all times to the discretion of our board of directors, and will be paid equally on a per-share basis between our common shares and our Class B shares, to the extent any are issued and outstanding. Our Series B preferred shares do not receive dividends, but future issuances of preferred shares may receive dividends. We can provide no assurance that dividends will be paid in the future.

There may be a high degree of variability from period to period in the amount of cash, if any, that is available for the payment of dividends based upon, among other things:

•	the rates we obtain from our charters as well as the rates obtained upon the expiration of our existing charters;

•	the level of our operating costs;

•	the number of unscheduled off-hire days and the timing of, and number of days required for, scheduled drydocking of our vessels;

•	vessel acquisitions and related financings;

•	restrictions in the EnTrust Loan Facility and in any future debt arrangements;

•	our ability to obtain debt and equity financing on acceptable terms as contemplated by our growth strategy;

•	prevailing global and regional economic and political conditions;

•	the effect of governmental regulations and maritime self-regulatory organization standards on the conduct of our business;

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•	our overall financial condition;

•	our cash requirements and availability;

•	the amount of cash reserves established by our board of directors; and

•	restrictions under Marshall Islands law.

Marshall Islands law generally prohibits the payment of dividends other than from surplus or certain net profits, or while a corporation is insolvent or would be rendered insolvent by the payment of such a dividend. We may not have sufficient funds, surplus, or net profits to make distributions.

We may incur expenses or liabilities or be subject to other circumstances in the future that reduce or eliminate the amount of cash that we have available for distribution as dividends, if any. Our growth strategy contemplates that we will finance the acquisition of our new-buildings or selective acquisitions of vessels through a combination of our operating cash flow and debt financing through our subsidiaries or equity financing. If financing is not available to us on acceptable terms, our board of directors may decide to finance or refinance acquisitions with a greater percentage of cash from operations to the extent available, which would reduce or even eliminate the amount of cash available for the payment of dividends. We may also enter into other agreements that will restrict our ability to pay dividends.

The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which will be affected by non-cash items. We may incur other expenses or liabilities that could reduce or eliminate the cash available for distribution as dividends. As a result of these and the other factors mentioned above, we may pay dividends during periods when we record losses and may not pay dividends during periods when we record net income, if we pay dividends at all.

Provisions of our articles of incorporation and bylaws may have anti-takeover effects, which could depress the trading price of our common shares.

Several provisions of our articles of incorporation and bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire our company. However, these anti-takeover provisions could also discourage, delay or prevent the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and the removal of incumbent officers and directors, which could affect the desirability of our shares and, consequently, our share price.

Multi Class Stock. Our multi-class stock structure, which consists of common shares, Class B common shares, and preferred shares, can provide holders of our Class B common shares or preferred shares a significant degree of control over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, because our different classes of shares can have different numbers of votes.

For instance, while our common shares have one vote on matters before the shareholders, each of our 30,000 outstanding Series B preferred shares has 25,000 votes on matters before the shareholders; provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. At present, and until and unless a substantial number of additional securities are issued, our holder of Series B preferred shares exerts substantial control of the Company’s votes and is able to exert substantial control over our management and all matters requiring shareholder approval, including electing directors and significant corporate transactions, such as a merger. Such holder’s interest could differ from yours.

No Class B common shares are presently outstanding, but if and when we issue any, each Class B common share will have 20 votes on matters before the shareholders

Blank Check Preferred Shares. Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 100 million “blank check” preferred shares, almost all of which currently remain available for issuance. Our board could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of common shares, in addition to preferred shares that are already outstanding. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and may harm the market price of our common shares.

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Classified Board of Directors. Our articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms beginning upon the expiration of the initial term for each class. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Election of Directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Our bylaws require parties, other than the chairman of the board of directors, board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, to provide advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws provide that shareholders, other than shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days or more than 180 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our shares, the price and trading volume of our common shares could decline.

The trading market for our common shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. If no or few securities or industry analysts commence coverage of us, the trading price for our securities would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our clinical trials and operating results fail to meet the expectations of analysts, the price of our securities would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our common shares to decline.

We are a “foreign private issuer”, which could make our securities less attractive to some investors or otherwise harm our stock price.

We are a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act. As a “foreign private issuer” the rules governing the information that we disclose differ from those governing U.S. corporations pursuant to the Securities Exchange Act of 1934, or the Exchange Act. We are not required to file quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchase and sales of our securities. Our exemption from the rules of Section 16 of the Exchange Act regarding sales of common shares by insiders means that you will have less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. Moreover, we are exempt from the proxy rules, and proxy statements that we distribute will not be subject to review by the Commission. Accordingly, there may be less publicly available information concerning us than there is for other U.S. public companies. These factors could make our securities less attractive to some investors or otherwise harm our stock price.

It may be difficult to serve us with legal process or enforce judgments against us, our directors, our significant shareholders, or our management.

Our business is operated primarily from our offices in Greece. In addition, our largest shareholder and a majority of our directors and officers are non-residents of the United States, and all of our assets and a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. You may also have difficulty enforcing, both within and outside of the United States, judgments you may obtain in the United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. There is also substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

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We are subject to Marshall Islands corporations law, which is not well-developed.

Our corporate affairs are governed by our articles of incorporation, our bylaws and by the Marshall Islands Business Corporations Act, or the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the laws of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. The rights of shareholders of corporations incorporated in or redomiciled into the Marshall Islands may differ from the rights of shareholders of corporations incorporated in the United States. While the BCA provides that it is to be applied and construed to make the laws of the Marshall Islands, for non-resident entities such as us, with respect of the subject matter of the BCA, uniform with the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few court cases interpreting the BCA in the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as United States courts. Thus, you may have more difficulty in protecting your interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction that has developed a more substantial body of case law in the corporate law area.

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USE OF PROCEEDS

We estimate that we will receive gross proceeds of approximately $13.6 million if all of the Class A Warrants are exercised in full on a cash basis. We intend to use the proceeds from the exercise of the Class A Warrants for general corporate purposes. It is possible that some or all of the Class A Warrants may expire and may never be exercised, or that some will be exercised on a cashless basis.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2020:

•	on an actual basis, based on 6,416,666 common shares outstanding as of March 31, 2020, and excludes, as of such date 100,000 common shares available for issuance under our 2012 Equity Incentive Plan;

•	on an as adjusted basis, to reflect (a) the issuance between March 31, 2020 and the date of this prospectus of 5,000 Series B preferred shares on June 12, 2020, (b) the issuance of 39,425,000 common shares and 39,425,000 Class A Warrants exercisable into 39,425,000 common shares (and assuming no exercises of the Class A warrants other than the 555,000 Class A Warrants exercised in June 2020) for a purchase price of $0.35 per common share and Class A Warrant, (c) the payment in full on June 25, 2020 of all amounts owed pursuant to our Convertible Note, (d) the issuance on June 30, 2020 of 45,850,000 common shares and 45,850,000 PP Warrants exercisable into 45,850,000 common shares (and assuming no exercises of these PP Warrants) for a purchase price of $0.27 per common share and PP Warrant, (e) the issuance on July 21, 2020 of 83,333,333 common shares and 83,333,333 PP Warrants exercisable into 83,333,333 common shares (and assuming no exercises of these PP Warrants) for a purchase price of $0.18 per common share and PP Warrant, (f) the issuance of 13,008 common shares to our independent directors in July 2020; (g) the issuance of 25,000 Series B preferred shares in July 2020; and (h) the payment in full on July 27, 2020 of all amounts owed under the Firment Shipping Credit Facility; and

•	on an as further adjusted basis to give effect to 38,870,000 commons shares issuable upon exercise of the Class A Warrants at an exercise price of $0.35 per share.

There have been no significant adjustments to our capitalization since March 31, 2020, other than the adjustments described above. The historical data in the table is derived from, and should be read in conjunction with, our historical consolidated financial statements incorporated by reference into this prospectus. You should also read this table in conjunction with the information in the section entitled “Operating and Financial Review and Prospects” included in our annual report on Form 20-F, incorporated by reference herein.

	Actual (unaudited)	As Adjusted (unaudited)	As Further Adjusted (unaudited)
	(dollars in thousands except per share and share data)
Capitalization:
EnTrust Loan Facility	$37,000	$37,000	$37,000
Firment Shipping Credit Facility	$307	$—	$—
Convertible Note	$798	$—	$—
Total debt (including current portion)	$38,105	$37,000	$37,000
Preferred shares, $0.001 par value; 100,000,000 shares authorized, none issued*, actual and adjusted	—	—	—
Common shares, $0.004 par value; 500,000,000 shares authorized, 6,416,666 shares issued and outstanding actual, 175,593,007 shares issued and outstanding as adjusted, 214,463,007 shares issued and outstanding as further adjusted	$26	$702	$857
Class B Shares, $0.001 par value; 100,000 shares authorized, none issued, actual and adjusted	—	—	—
Series B Preferred Shares, $0.001 par value; none issued actual; 30,000 issued as adjusted and further adjusted	—	—	—
Share premium	$146,326	$184,297	$197,746
Accumulated deficit	$(144,650)	$(144,650)	$(144,650)
Total shareholders’ equity	$1,702	$40,349	$53,953
Total capitalization	$39,807	$77,349	$90,953

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no further exercise of the overallotment option granted to the representative of the underwriters in our public offering which closed on June 22, 2020, and (ii) no exercise of Class A Warrants or the PP Warrants.

*Excludes 30,000 Series B Preferred Shares accounted for elsewhere in this table.

DESCRIPTION OF CAPITAL STOCK

For the complete terms of our capital stock, please refer to our articles of incorporation and our amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The Business Corporations Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of our capital stock.

For purposes of the following description of capital stock, references to “us”, “we” and “our” refer only to Globus Maritime Limited and not any of its subsidiaries.

Purpose

Our objects and purposes, as provided in Section 1.3 of our articles of incorporation, are to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.

Authorized Capitalization

The authorized number of shares of us consist of (1) 500,000,000 common shares, par value $0.004 per share, (2) 100,000,000 Class B common shares, par value $0.001 per share, which we refer to as the Class B shares, and (3) 100,000,000 preferred shares, par value $0.001 per share, which we refer to as the preferred shares. No Class B shares have been issued. Our articles of incorporation require us at all times to reserve and keep available, out of our authorized but unissued common shares, such number of common shares as would become issuable upon the conversion of all Class B shares then authorized.

Two classes of preferred shares have been designated, and 30,000 Series B preferred shares are outstanding on the date of this prospectus. There is no limitation on the right to own securities or the rights of non-resident shareholders to hold or exercise voting rights on our securities under Marshall Islands law or our articles of incorporation or bylaws. All of our shares are in registered form. Our articles of incorporation do not permit the issuance of bearer shares. We had 175,593,007 common shares outstanding as of July 29, 2020, 30,000 Series B preferred shares, and no other shares. We do not hold any of our shares in treasury.

We have financed our operations through funds raised in public and private placements of common shares and through debt. We also issued shares to our directors, officers and employees.

Share History

On February 8, 2017, we entered into a Share and Warrant Purchase Agreement pursuant to which we sold for $5 million an aggregate of 5 million of our common shares and warrants to purchase 25 million of our common shares at a price of $1.60 per share (subject to adjustment) to a number of investors in a private placement, one of whom was the daughter of our Chairman and the sister of our Chief Executive Officer. (These figures do not reflect the 10-1 reverse stock split which occurred in October 2018.) These securities were issued in transactions exempt from registration under the Securities Act. The following day, we entered into a registration rights agreement with the purchasers providing them with certain rights relating to registration under the Securities Act of the Shares and the common shares underlying the warrants.

In connection with the closing of the February 2017 private placement, we also entered into two loan amendment agreements with existing lenders.

One loan amendment agreement was entered into by the Company with Firment Trading Limited (“Firment”), a related party to the Company and the lender under the Revolving Credit Facility dated December 16, 2014 (as amended, the “Firment Credit Facility”), which then had an outstanding principal amount of $18,523,787. Firment released an amount equal to $16,885,000 (but left an amount equal to $1,638,787 outstanding, which continued to accrue under the Firment Credit Facility as though it were principal) of the Firment Credit Facility and the Company issued to Firment Shipping Inc., an affiliate of Firment, 16,885,000 common shares and a warrant to purchase 6,230,580 common shares at a price of $1.60 per share (subject to adjustment), exercisable for 24 months from the date of issuance. Subsequent to the closing of the February 2017 private placement, Globus repaid the outstanding amount on the Firment Credit Facility in its entirety. (These figures do not reflect the 10-1 reverse stock split which occurred in October 2018.) The Firment Credit Facility subsequently expired, and no amounts are owed pursuant to the Firment Credit Facility.

The other loan amendment agreement was entered into by the Company with Silaner Investments Limited, a related party to the Company and the lender of the Silaner Credit Facility. Silaner released an amount equal to the outstanding principal of $3,115,000 (but left an amount equal to $74,048 outstanding, which continued to accrue under the Silaner Credit Facility as though it were principal) of the Silaner Credit Facility and the Company issued to Firment Shipping Inc., an affiliate of Silaner, 3,115,000 common shares and a warrant to purchase 1,149,437 common shares at a price of $1.60 per share (subject to adjustment), exercisable for 24 months from the date of issuance. Subsequent to the closing of the February 2017 private placement, Globus repaid the outstanding amount on the Silaner Credit Facility in its entirety. (These figures do not reflect the 10-1 reverse stock split which occurred in October 2018.) The Silaner Credit Facility subsequently expired, and no amounts are owed pursuant to the Silaner Credit Facility.

On October 19, 2017, we entered into a Share and Warrant Purchase Agreement pursuant to which we sold for $2.5 million an aggregate of 2.5 million of our common shares and a warrant to purchase 12.5 million of our common shares at a price of $1.60 per (subject to adjustment) share to an investor in a private placement. These securities were issued in transactions exempt from registration under the Securities Act of 1933, as amended. On that day, we also entered into a registration rights agreement with the purchaser providing it with certain rights relating to registration under the Securities Act of the 2.5 million common shares issued in connection with the October 2017 Private Placement and the common shares underlying the October 2017 warrant. (These figures do not reflect the 10-1 reverse stock split which occurred in October 2018.) The October 2017 warrant was exercisable for 24 months after its issuance.

On October 15, 2018, we effected a ten-for-one reverse stock split which reduced the number of outstanding common shares from 32,065,077 to 3,206,495 shares (adjustments were made based on fractional shares).

In November 2018, we entered into a credit facility for up to $15 million with Firment Shipping Inc., our largest shareholder and a related party to us through our chairman, Mr. Georgios Feidakis, for the purpose of financing our general working capital needs. This credit facility was amended and restated in May 2020. The Firment Shipping Credit Facility is unsecured and remains available until its final maturity on October 31, 2021. We have the right to drawdown any amount up to $15 million or prepay any amount in multiples of $100,000. Any prepaid amount cannot be re-borrowed. Interest on drawn and outstanding amounts is charged at 3.5% per annum until December 31, 2020 and thereafter at 7% per annum and no commitment fee was charged on the amounts remaining available and undrawn. Interest is payable the last day of a period of three months after the drawdown date, after this period in case of failure to pay any sum due a default interest of 2% per annum above the regular interest is charged. We have also the right, in our sole option, to convert in whole or in part the outstanding unpaid principal amount and accrued but unpaid interest under this Agreement into common shares. The conversion price shall equal the higher of (i) the average of the daily dollar volume-weighted average sale price for the common shares on the principal market on any trading day during the period beginning at 9:30 a.m. New York City time and ending at 4.00 p.m. over the Pricing Period multiplied by 80%, where the “Pricing Period” equals the ten consecutive trading days immediately preceding the date on which the conversion notice was executed or (ii) $2.80 (subject to proportional adjustment for share splits, share combinations, share dividends and similar events).

On May 8, 2020, the credit facility with Firment Shipping Inc. was amended and restated to provide for, among other things, an extension of the maturity date by when the loan must be repaid to October 31, 2021, the conversion of the credit facility from a revolving credit facility to a term credit facility, a reduction of the interest rate on the loan to 3.5% per annum until December 31, 2020, and that, unless approved by Firment Shipping, Firment Shipping maintains at least a 40% shareholding in us, other than due to actions taken by Firment Shipping, such as sales of shares. Waivers relating to the 40% shareholding requirement were obtained for the June and July 2020 share and warrant issuances.

On March 13, 2019, the Company entered into a securities purchase agreement and issued a convertible note (the “Convertible Note”) in a transaction exempt from registration under the Securities Act with an unrelated investor. The Convertible Note, which was repaid in June 2020, was originally issued for gross proceeds of $5 million and is convertible into our common shares, par value $0.004 per share. A total of 2,035,410 common shares were issued pursuant to the Convertible Note. If not converted or redeemed beforehand pursuant to the terms of the Convertible Note, the Convertible Note was scheduled to mature on March 13, 2020, the first anniversary of its issue, but its holder waived the Convertible Note’s maturity until March 13, 2021.

On May 8, 2020, the holder of our Convertible Note waived (the “May 8, 2020 Waiver”) its right to participate in (a) public offerings which would have closed before August 31, 2020, and (b) issuances of shares and other securities (including common shares, Class B common shares, and new or existing series of preferred shares) to directors, officers, their respective affiliates, and to affiliates of the Company. The holder of our Convertible Note also consented to the amendment and restatement of the Firment Shipping Credit Facility and waived (a) without the Company having admitted fault, certain potential prior technical breaches of the Convertible Note; (b) the holder’s right to require the redemption of the Convertible Note upon a change of control (as such term is used within the Convertible Note), but only if such change of control resulted from certain underwritten offering or issuances of our securities to directors, officers, their respective affiliates, and to affiliates of the Company; (c) temporarily reduced, until August 31, 2020, the amount the noteholder would have received upon a redemption of the Convertible Note at the Company’s option, such that the Convertible Note could be redeemed at the Company’s option by paying the greater of (i) the aggregate amounts then outstanding pursuant to the Convertible Note (rather than 120% of such amounts) and (ii) the product of (x) the number of shares issuable upon a conversion of the Convertible Note (with respect to the amount being redeemed at the time) multiplied by (y) the greatest closing sale price of the Company’s common shares on any trading day between the date immediately preceding the first such redemption at the Company’s option and the trading day immediately prior to the final Company payment under the Convertible Note. All of the foregoing would be subject to the Company’s redemption of all or part of the Convertible Note in cash with an amount equal to the lesser of (a) the aggregate amounts then outstanding pursuant to the Convertible Note and (b) 25% of the net proceeds of any public offering of its securities that would have closed before August 31, 2020. The Convertible Note was repaid in June 2020.

On June 12, 2020, we entered into a stock purchase agreement and issued 5,000 of our newly-designated Series B Preferred Shares, par value $0.001 per share, to Goldenmare Limited, a company controlled by our Chief Executive Officer, Athanasios Feidakis, in return for $150,000, which amount was paid by reducing, on a dollar for dollar basis, the amount payable as executive compensation by the Company to Goldenmare Limited pursuant to a consultancy agreement. The amount that remains owing to Goldemare Limited as of June 30, 2020 was approximately $465,000. The issuance of the Series B preferred shares to Goldenmare Limited was approved by an independent committee of the Board of Directors of the Company, which received a fairness opinion from an independent financial advisor that the transaction was for a fair value.

On July 27, 2020, we issued 25,000 of our Series B preferred shares to Goldenmare Limited in return for $150,000. The $150,000 was paid by reducing, on a dollar for dollar basis, the amount payable as compensation by the Company to Goldenmare Limited pursuant to a consultancy agreement. In addition, we increased the maximum voting rights under the Series B preferred shares from 49.0% to 49.99%. The issuance of the Series B preferred shares to Goldenmare Limited was approved by an independent committee of the Board of Directors of the Company, which received a fairness opinion from an independent financial advisor that the transaction was for a fair value.

On June 22, 2020, the Company completed its public offering of 34,285,714 units of the Company, each unit consisting of one common share and one Class A Warrant to purchase one common share, for $0.35 per unit. At the time of the closing, the underwriters exercised and closed on part of their over-allotment option, and purchased an additional 5,139,286 Common Shares and 5,139,286 Class A Warrants.

On June 30, 2020, the Company issued 45,850,000 of its common shares in a registered direct offering and 45,850,000 of its PP Warrants in a concurrent private placement for a purchase price of $0.27 per common share and PP Warrant.

On July 21, 2020, the Company issued 83,333,333 of its common shares in a registered direct offering and 83,333,333 of its PP Warrants to purchase common shares in a concurrent private placement for a purchase price of $0.18 per common share and PP Warrant.

From June 22, 2020 to July 29, 2020, the Company issued 555,000 common shares pursuant to exercises of outstanding Class A Warrants. As of July 29, 2020, no PP Warrants had been exercised.

In 2019, 2018 and 2017, non-executive directors (excluding our non-executive Chairman, Mr. Georgios Feidakis) received an aggregate of 17,998 common shares, 8,797 common shares and 2,094 common shares, respectively. During the current fiscal year, to date, we issued an aggregate of 34,748 common shares to our two independent directors.

Common Shares, Class B Shares, and Series B Preferred Shares

Generally, Marshall Islands law provides that the holders of a class of stock of a Marshall Islands corporation are entitled to a separate class vote on any proposed amendment to the relevant articles of incorporation that would change the aggregate number of authorized shares or the par value of that class of shares or alter or change the powers, preferences or special rights of that class so as to affect the class adversely. Except as described below, holders of our common shares, Series B preferred shares, and Class B shares will have equivalent economic rights, but holders of our common shares are entitled to one vote per share while holders of our Class B shares are entitled to 20 votes per share and the holder of our Series B preferred shares is entitled to 25,000 votes per share (subject to the limitation described in “Preferred Shares” below). Each holder of Class B shares (not including the Company and the Company’s subsidiaries) may convert, at its option, any or all of the Class B shares held by such holder into an equal number of common shares.

Except as otherwise provided by the BCA, holders of our common shares, Class B shares, and Series B preferred shares will vote together as a single class on all matters submitted to a vote of shareholders, including the election of directors.

The rights, preferences and privileges of holders of our shares are subject to the rights of the holders of our Series B preferred shares and any preferred shares which we may issue in the future.

Holders of our common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities.

There is no limitation on the right to own securities or the rights of non-resident shareholders to hold or exercise voting rights on our securities under Marshall Islands law or our articles of incorporation or bylaws.

Preferred Shares

Our articles of incorporation authorize our board of directors to establish and issue up to 100 million preferred shares and to determine, with respect to any series of preferred shares, the rights and preferences of that series, including:

•	the designation of the series;

•	the number of preferred shares in the series;

•	the preferences and relative participating option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series (subject to terms set forth below with regard to the policy of our board of directors regarding preferred shares).

In April 2012 we issued an aggregate of 3,347 Series A Preferred Shares to two persons who were then executive officers, but as of December 31, 2016 and as of the date hereof no Series A Preferred Shares were outstanding. The holders of our Series A Preferred Shares will be entitled to receive, if funds are legally available, dividends payable in cash in an amount per share to be determined by unanimous resolution of our Remuneration Committee, in its sole discretion. Our board of directors or Remuneration Committee will determine whether funds are legally available under the BCA for such dividend. Any accrued but unpaid dividends will not bear interest. Except as may be provided in the BCA, holders of our Series A Preferred Shares do not have any voting rights. Upon our liquidation, dissolution or winding up, the holders of our Series A Preferred Shares will be entitled to a preference in the amount of the declared and unpaid dividends, if any, as of the date of liquidation, dissolution or winding up. Our Series A Preferred Shares are not convertible into any of our other capital stock. The Series A Preferred Shares are redeemable at the written request of the Remuneration Committee, at par value plus all declared and unpaid dividends as of the date of redemption plus any additional consideration determined by a unanimous resolution of the Remuneration Committee. We redeemed and cancelled 780 Series A Preferred Shares in January 2013 and the remaining 2,567 were redeemed and cancelled in July 2016.

On June 12, 2020, we entered into a stock purchase agreement and issued 5,000 of our newly-designated Series B Preferred Shares, par value $0.001 per share, to Goldenmare Limited, a company controlled by our Chief Executive Officer, Athanasios Feidakis, in return for $150,000, which amount was paid by reducing, on a dollar for dollar basis, the amount payable as executive compensation by the Company to Goldenmare Limited pursuant to a consultancy agreement. On July 27, 2020, we entered into a stock purchase agreement and issued 25,000 of our Series B Preferred Shares to Goldenmare Limited in return for $150,000, which amount was paid by reducing, on a dollar for dollar basis, the amount payable as executive compensation by the Company to Goldenmare Limited pursuant to a consultancy agreement. We also increased the maximum voting rights of the Series B preferred shares from 49.0% to 49.99%.

The issuances of the Series B preferred shares to Goldenmare Limited were each approved by an independent committee of the Board of Directors of the Company, which in each case received a fairness opinion from an independent financial advisor that the transaction was for a fair value.

The Series B preferred shares have the following characteristics:

Voting. To the fullest extent permitted by law, each Series B preferred share entitles the holder hereof to 25,000 votes per share on all matters submitted to a vote of the shareholders of the Company, provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to Series B preferred shares that would result in the aggregate voting power of any beneficial owner of such shares and its affiliates (whether pursuant to ownership of Series B preferred shares, common shares or otherwise) to exceed 49.99% of the total number of votes eligible to be cast on any matter submitted to a vote of shareholders of the Company. To the fullest extent permitted by law, the holders of Series B preferred shares shall have no special voting or consent rights and shall vote together as one class with the holders of the common shares on all matters put before the shareholders.

Conversion. The Series B preferred shares are not convertible into common shares or any other security.

Redemption. The Series B preferred shares are not redeemable.

Dividends. The Series B preferred shares have no dividend rights.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the Series B preferred shares are entitled to receive a payment with priority over the common shareholders equal to the par value of $0.001 per share. The Series B preferred shareholder has no other rights to distributions upon any liquidation, dissolution or winding up of the Company.

Transferability. All issued and outstanding Series B preferred shares must be held of record by one holder, and the Series B preferred shares shall not be transferred without the prior approval of our Board of Directors.

Proportional Adjustment. In the event the Company (i) declares any dividend on its common shares, payable in common shares, (ii) subdivides the outstanding common shares or (iii) combines the outstanding common shares into a smaller number of shares, there shall be a proportional adjustment to the number of outstanding Series B preferred shares.

Liquidation

In the event of our dissolution, liquidation or winding up, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to our creditors, the payment of the par value of $0.001 per share to the holder of our Series B Preferred Shares, and the holders of preferred shares, our remaining assets and funds shall be distributed pro rata to the holders of our common shares and Class B shares, and the holders of common shares and the holders of Class B shares shall be entitled to receive the same amount per share in respect thereof. Other than their receipt of the par value of $0.001 per Series B preferred share, the holder of our Series B Preferred Shares do not participate in distributions upon liquidation.

Dividends

Declaration and payment of any dividend is subject to the discretion of our board of directors. The timing and amount of dividend payments to holders of our shares will depend on a series of factors and risks described under “Risk Factors” in this prospectus, and includes risks relating to earnings, financial condition, cash requirements and availability, restrictions in our current and future loan arrangements, the provisions of the Marshall Islands law affecting the payment of dividends and other factors. The BCA generally prohibits the payment of dividends other than from surplus or while we are insolvent or if we would be rendered insolvent upon paying the dividend.

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common shares and Class B shares will be entitled to share equally (pro rata based on the number of shares held) in any dividends that our board of directors may declare from time to time out of funds legally available for dividends. Series B preferred shares do not participate in dividends.

Conversion

Our common shares are not convertible into any other shares of our capital stock. Each of our Class B shares is convertible at any time at the election of the holder thereof into one of our common shares. We will not reissue or resell any Class B shares that shall have been converted into common shares.

Directors

Our directors are elected by the vote of the plurality of the votes cast by holders with voting power of our voting shares. Our articles of incorporation provide that our board of directors must consist of at least three members. Shareholders may change the number of directors only by the affirmative vote of holders of a majority of the total voting power of our outstanding capital stock (subject to the rights of any holders of preferred shares). The board of directors may change the number of directors by a majority vote of the entire board of directors.

No contract or transaction between us and one or more of our directors or officers will be void or voidable solely for the following reason, or solely because the director or officer is present at or participates in the meeting of our board of directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if (1) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the board of directors or committee, and the board of directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the board, by unanimous vote of the disinterested directors; or (2) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

Our board of directors has the authority to fix the compensation of directors for their services.

Classified Board of Directors

Our articles of incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year.

Removal of Directors; Vacancies

Our articles of incorporation provide that directors may be removed with or without cause upon the affirmative vote of holders of a majority of the total voting power of our outstanding capital stock. Our articles of incorporation also permit the removal of directors for cause upon the affirmative vote of 66-2/3% of the members of the board of directors then in office. Our bylaws require parties to provide advance written notice of nominations for the election of directors other than the board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote.

No Cumulative Voting

Our articles of incorporation prohibit cumulative voting.

Shareholder Meetings

Under our bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.

Dissenters’ Right of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including certain amendments to our articles of incorporation and certain mergers or consolidations or the sale or exchange of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares, subject to exceptions. For example, the right of a dissenting shareholder to receive payment of the fair value of his shares is not available if for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (1) listed on a securities exchange or admitted for trading on an interdealer quotation system or (2) held of record by more than 2,000 holders. In the event of any further amendment of our articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange to fix the value of the shares.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares or a beneficial interest therein both at the time the derivative action is commenced and at the time of the transaction to which the action relates or that the shares devolved upon the shareholder by operation of law.

Amendment to our Articles of Incorporation

Except as otherwise provided by law, any provision in our articles of incorporation requiring a vote of shareholders may only be amended by such a vote. Further, certain sections may only be amended by affirmative vote of the holders of at least a majority of the voting power of the voting shares. In October 2016 we amended our articles of incorporation in order to enable us to immediately effect a four-for-one one reverse stock split, reducing the number of outstanding common shares from 10,510,741 to 2,627,674 shares (adjustments were made based on fractional shares). In October 2018 we amended our articles of incorporation in order to enable us to immediately effect a ten-for-one one reverse stock split, reducing the number of outstanding common shares from 32,065,077 to 3,206,495 shares (adjustments were made based on fractional shares).

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Bylaws

Several provisions of our articles of incorporation and bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire our company. However, these anti-takeover provisions could also discourage, delay or prevent the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and the removal of incumbent officers and directors, which could affect the desirability of our shares and, consequently, our share price.

Multi Class Stock. Our multi-class stock structure, which consists of common shares, Class B common shares, and preferred shares, can provide holders of our Class B common shares or preferred shares a significant degree of control over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, because our different classes of shares can have different numbers of votes.

For instance, while our common shares have one vote on matters before the shareholders, each of our 30,000 outstanding Series B preferred shares has 25,000 votes on matters before the shareholders; provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. No Class B common shares are presently outstanding, but if and when we issue any, each Class B common share will have 20 votes on matters before the shareholders.

At present, and until a substantial number of additional securities are issued, our holder of Series B preferred shares exerts substantial control of the Company’s votes and is able to exert substantial control over our management and all matters requiring shareholder approval, including electing directors and significant corporate transactions, such as a merger. Such holder’s interest could differ from yours.

Blank Check Preferred Shares. Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 100 million “blank check” preferred shares, almost all of which currently remain available for issuance. Our board could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of common shares, in addition to preferred shares that are already outstanding. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and may harm the market price of our common shares.

Classified Board of Directors. Our articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms beginning upon the expiration of the initial term for each class. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Election of Directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Our bylaws require parties, other than the chairman of the board of directors, board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, to provide advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws provide that shareholders, other than shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days or more than 180 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Calling of Special Meetings of Shareholders. Our bylaws provide that special meetings of our shareholders may be called only by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting.

Business Combinations

Although the BCA does not contain specific provisions regarding “business combinations” between corporations incorporated under or redomiciled pursuant to the laws of the Marshall Islands and “interested shareholders,” our articles of incorporation prohibit us from engaging in a business combination with an interested shareholder for a period of three years following the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:

•	prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85.0% of our voting shares outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (1) persons who are directors and officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the voting power of the voting shares that are not owned by the interested shareholder.

Among other transactions, a “business combination” includes any merger or consolidation of us or any directly or indirectly majority-owned subsidiary of ours with (1) the interested shareholder or any of its affiliates or (2) with any corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested shareholder. Generally, an “interested shareholder” is any person or entity (other than us and any direct or indirect majority-owned subsidiary of ours) that:

•	owns 15.0% or more of our outstanding voting shares;

•	is an affiliate or associate of ours and was the owner of 15.0% or more of our outstanding voting shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder; or

•	is an affiliate or associate of any person listed in the first two bullets, except that any person who owns 15.0% or more of our outstanding voting shares, as a result of action taken solely by us will not be an interested shareholder unless such person acquires additional voting shares, except as a result of further action by us and not caused, directly or indirectly, by such person.

Additionally, the restrictions regarding business combinations do not apply to persons that became interested shareholders prior to the effectiveness of our articles of incorporation.

Limitations on Liability and Indemnification of Directors and Officers

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of certain directors’ fiduciary duties. Our articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law (i.e., other than breach of duty of loyalty, acts not taken in good faith or which involve intentional misconduct or a knowing violation of law or transactions for which the director derived an improper personal benefit) and provides that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses to our directors and officers and expect to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our articles of incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, may otherwise benefit us and our shareholders. In addition, an investor in our common shares may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Description of our Warrants

The following summary of certain terms and provisions of the Class A Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of Class A Warrant, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Exercisability. The Class A Warrants are exercisable at any time after their original issuance up to the date that is five years after their original issuance. Each of the Class A Warrants is exercisable, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Class A Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Class A Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Class A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Class A Warrant. We may be required to pay certain amounts as liquidated damages as specified in the Class A Warrants in the event we do not deliver common shares upon exercise of the Class A Warrants within the time periods specified in the Class A Warrants. No fractional common shares will be issued in connection with the exercise of a Class A Warrant.

Exercise Limitation. A holder does not have the right to exercise any portion of a Class A Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Class A Warrants, 9.99%) of the number of shares of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Class A Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the Class A Warrants is $0.35 per share. The exercise price of the Class A Warrants and number of common shares issuable on exercise of the Class A Warrants are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares. The exercise price of the Class A Warrants may also be reduced to any amount and for any period of time at the sole discretion of our board of directors. The exercise price of the Class A Warrants is subject to adjustment in the event of dividends and certain distributions as specified in the Class A Warrant.

Transferability. Subject to applicable laws, the Class A Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Class A Warrants on any stock exchange. Without an active trading market, the liquidity of the Class A Warrants will be limited.

Warrant Agent. The Class A Warrants are issued in registered form under a warrant agreement among Computershare Inc., Computershare Trust Company, N.A., as warrant agent, and us. The Class A Warrants were initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Rights as a Shareholder. Except as otherwise provided in the Class A Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Class A Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Class A Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the Class A Warrants will be entitled to receive upon exercise of the Class A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Class A Warrants immediately prior to such fundamental transaction. In addition, we or the successor entity, at the request of Class A Warrant holders, will be obligated to purchase any unexercised portion of the Class A Warrants in accordance with the terms of such Class A Warrants.

Governing Law. The Class A Warrants and the warrant agreement are governed by New York law.

The following summary of certain terms and provisions of the PP Warrants issued on June 30, 2020 and July 21, 2020 is not complete and is subject to, and qualified in its entirety by the provisions of the form PP Warrants, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Exercisability. Each PP Warrant has a term of 5.5 years from its date of issuance. The PP Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the resale of the Common Shares underlying the PP Warrants under the Securities Act of 1933 is not effective or available at any time after the six month anniversary of the date of issuance of the PP Warrants, the holder may, in its sole discretion, elect to exercise the PP Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the PP Warrant. If we do not issue the shares in a timely fashion, the PP Warrant contains certain damages provisions. No fractional common shares will be issued in connection with the exercise of a PP Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the PP Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the PP Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the PP Warrants is $0.18 per share. The exercise price of the PP Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our shareholders. The exercise price may also be reduced to any amount and for any period of time deemed appropriate at the sole discretion of our board of directors.

Exchange Listing. There is no established trading market for the PP Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the PP Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the PP Warrants with the same effect as if such successor entity had been named in the PP Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the PP Warrant following such fundamental transaction. In addition, we or the successor entity, at the request of PP Warrant holders, will be obligated to purchase any unexercised portion of the PP Warrants in accordance with the terms of such PP Warrants.

Rights as a Shareholder. Except as otherwise provided in the PP Warrants or by virtue of such holder’s ownership of our common shares, the holder of Warrants will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the PP Warrants.

Transferability. Subject to applicable laws, the PP Warrants may be offered for sale, sold, transferred or assigned without our consent.

Resale/Registration Rights. Pursuant to the Securities Purchase Agreements for each PP Warrant, we are required to file a registration statement providing for the resale of the common shares issued and issuable upon the exercise of the PP Warrants. Subject to certain exceptions, we are required to use commercially reasonable efforts to cause such registration to become effective and to keep such registration statement effective at all times until no investor owns any PP Warrants or common shares issuable upon exercise thereof.

Governing Law. The PP Warrants are governed by New York law.

Transfer Agent

The registrar and transfer agent for our common shares is Computershare Inc. Its address is Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY, 40202, and its telephone number is +1 (781) 575 4223 or +1 (800) 368 5948.

Listing

Our common shares trade on the Nasdaq Capital Market under the symbol “GLBS.”

CERTAIN MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our articles of incorporation, amended and restated bylaws and the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States, including Delaware. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few court cases interpreting the BCA in the Marshall Islands, and we cannot predict whether Marshall Islands courts would reach the same conclusions as Delaware or other courts in the United States. Accordingly, you may have more difficulty in protecting your interests under Marshall Islands law in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction that has developed a substantial body of case law. Furthermore, the Marshall Islands lacks a bankruptcy statute, and in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving the Company, the bankruptcy laws of the United States or of another country having jurisdiction over the Company would apply. The following table provides a comparison between certain statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware

Shareholder Meetings

Held at a time and place as designated in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

May be held in or outside of the Marshall Islands.	May be held in or outside of Delaware.

Notice:	Notice:

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting.	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

A copy of the notice of any meeting shall be given personally or sent by mail or electronically not less than 15 nor more than 60 days before the meeting.	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Shareholders’ Voting Rights

Unless otherwise provided in the articles of incorporation, any action required by the BCA to be taken at a meeting of shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof, or if the articles of incorporation so provide, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.	Any action required to be taken by a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any person authorized to vote may authorize another person or persons to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.

Unless otherwise provided in the articles of incorporation or the bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting. (If the articles of incorporation provide for more or less than one vote for any share, on any matter, every reference in BCA to a majority or other proportion of stock or shares shall refer to such majority or other proportion of the votes of such stock or shares.)	For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum. (If the certificate of incorporation provides for more or less than one vote for any share, on any matter, every reference in the Delaware General Corporation Law to a majority or other proportion of stock, voting stock or shares shall refer to such majority or other proportion of the votes of such stock, voting stock or shares.)

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.

Removal:	Removal:

The articles of incorporation or the specific provisions of a bylaw may provide for such removal by action of the board, except in the case of any director elected by cumulative voting, or by the holders of the shares of any class or series when so entitled by the provisions of the articles of incorporation.

Any or all of the directors may be removed for cause by vote of the shareholders.	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote except: (1) unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, shareholders may effect such removal only for cause, or (2) if the corporation has cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Directors

Number of board members can be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.	Number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment to the certificate of incorporation.

The board of directors must consist of at least one member.	The board of directors must consist of at least one member.

If the board of directors is authorized to change the number of directors, it can only do so by a majority of the entire board of directors and so long as no decrease in the number shortens the term of any incumbent director.

Dissenter’s Rights of Appraisal

Shareholders have a right to dissent from any plan of merger, consolidation or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the appraised fair value of his shares is not available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders.	Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed shares are the offered consideration or if such shares are held of record by more than 2,000 holders.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

Alters or abolishes any preferential right of any outstanding shares having preference; or

Creates, alters or abolishes any provision or right in respect to the redemption of any outstanding shares.

Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

Shareholders’ Derivative Actions

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time the action is brought and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.	In any derivative suit instituted by a shareholder or a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board of directors or the reasons for not making such effort. Such action shall not be discontinued, compromised or settled without the approval of the High Court of the Republic of the Marshall Islands.

Reasonable expenses including attorney’s fees may be awarded if the action is successful.

A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of $50,000 or less.

TAX CONSIDERATIONS

Marshall Islands Tax Considerations

The following discussion is based upon the opinion of Watson Farley & Williams LLP and the current laws of the Republic of the Marshall Islands and is applicable only to persons who are not citizens of and do not reside in, maintain offices in or engage in business, transactions, or operations in the Republic of the Marshall Islands.

Because we and our subsidiaries do not, and we do not expect that we or any of our subsidiaries will, conduct business, transactions, or operations in the Republic of the Marshall Islands, and because we anticipate that all documentation related to any offerings pursuant to this prospectus were and will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law holders of our common shares will not be subject to Marshall Islands taxation or withholding on dividends. In addition, holders of our common shares will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common shares, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to the sale of common shares.

It is the responsibility of each shareholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, including the Marshall Islands, of its investment in us. Accordingly, each shareholder is urged to consult its tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each shareholder to file all state, local and non-U.S., as well as U.S. federal, tax returns which may be required of such shareholder.

United States Tax Considerations

The following is a discussion of material United States federal income tax consequences of the ownership and disposition of the Company’s common shares that may be relevant to prospective shareholders and, unless otherwise noted in the following discussion, is the opinion of Watson Farley & Williams LLP, our United States counsel, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters. The opinion of our counsel is dependent on the accuracy of representations made by us to them, including descriptions of our operations contained herein. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing final, temporary and proposed regulations thereunder and current administrative rulings and court decisions, all as in effect on the effective date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. No rulings have been or are expected to be sought from the United States Internal Revenue Service, or the IRS, with respect to any of the United States federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

The following summary does not deal with all United States federal income tax consequences applicable to any given holder of our common shares, nor does it address the United States federal income tax considerations applicable to categories of investors subject to special taxing rules, such as expatriates, banks, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers or traders in securities or currencies, partnerships, S corporations, estates and trusts, investors that hold their common shares as part of a hedge, straddle or an integrated or conversion transaction, investors whose “functional currency” is not the United States dollar or investors that own, directly, indirectly, or by attribution, 10% or more of our stock by vote or value. Furthermore, the discussion does not address alternative minimum tax consequences or estate or gift tax consequences, or any state tax consequences, and is limited to shareholders that will hold their common shares as “capital assets” within the meaning of Section 1221 of the Code. Each shareholder is encouraged to consult, and discuss with his or her own tax advisor the United States federal, state, local and non-United States tax consequences particular to him or her of the acquisition, ownership or disposition of common shares. Further, it is the responsibility of each shareholder to file all state, local and non-United States, as well as United States federal, tax returns that may be required of it.

United States Federal Income Taxation of United States Holders

As used herein, “United States Holder” means a beneficial owner of the Company’s common shares that is an individual citizen or resident of the United States for United States federal income tax purposes, a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), an estate the income of which is subject to United States federal income taxation regardless of its source or a trust where a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust (or a trust that has made a valid election under United States Department of the Treasury regulations to be treated as a domestic trust). A “Non-United States Holder” generally means any owner (or beneficial owner) of common shares that is not a United States Holder, other than a partnership. If a partnership holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding common shares should consult their own tax advisors regarding the tax consequences of an investment in the common shares (including their status as United States Holders or Non-United States Holders).

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Distributions

Subject to the discussion of passive foreign investment companies, or PFICs, below, any distributions made by the Company with respect to the common shares to a United States Holder will generally constitute dividends, which may be taxable as ordinary income or qualified dividend income as described in more detail below, to the extent of the Company’s current or accumulated earnings and profits as determined under United States federal income tax principles. Distributions in excess of the Company’s earnings and profits will be treated as a nontaxable return of capital to the extent of the United States Holder’s tax basis in its common shares and, thereafter, as capital gain.

Dividends paid in respect of the Company’s common shares may qualify for the preferential rate attributable to qualified dividend income if: (1) the common shares are readily tradable on an established securities market in the United States; (2) the Company is not a PFIC for the taxable year during which the dividend is paid or in the immediately preceding taxable year; (3) the United States Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend and (4) the United States Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. The first requirement currently is and has been met, as our common shares are listed on the Nasdaq Capital Market tier of the Nasdaq Stock Market, which is an established securities market. Further, there is no minimal trading requirement for shares to be “readily tradable,” so as long as our common shares remain listed on the Nasdaq Capital Market or any other established securities market in the United States, the first requirement will be satisfied. However, if our common shares are delisted and are not tradable on an established securities market in the United States, the first requirement would not be satisfied, and dividends paid in respect of our common shares would not qualify for the preferential rate attributable to qualified dividend income. The second requirement is expected to be met as more fully described below under “—Consequences of Possible PFIC Classification.” Satisfaction of the final two requirements will depend on the particular circumstances of each United States Holder. Consequently, if any of these requirements are not met, the dividends paid to individual United States Holders in respect of the Company’s common shares would not be treated as qualified dividend income and would be taxed as ordinary income at ordinary rates.

Amounts taxable as dividends generally will be treated as income from sources outside the United States and will, depending on your circumstances, be “passive” or “general” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you. However, if (1) the Company is 10% or more owned, by vote or value, by United States persons, or is a PFIC and (2) at least 10% of the Company’s earnings and profits are attributable to sources within the United States, then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the United States. Under such circumstances, with respect to any dividend paid for any taxable year, the United States source ratio of the Company’s dividends for foreign tax credit purposes would be equal to the portion of the Company’s earnings and profits from sources within the United States for such taxable year, divided by the total amount of the Company’s earnings and profits for such taxable year.

Consequences of Possible PFIC Classification

A non-United States entity treated as a corporation for United States federal income tax purposes will be a PFIC in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to a “look through” rule, either: (1) 75% or more of its gross income is “passive” income or (2) 50% or more of the average value of its assets is attributable to assets that produce passive income or are held for the production of passive income. If a corporation is a PFIC in any taxable year that a person holds shares in the corporation (and was not a qualified electing fund with respect to such year, as discussed below), the shares held by such person will be treated as shares in a PFIC for all future years (absent an election which, if made, may require the electing person to pay taxes in the year of the election). A United States Holder of shares in a PFIC would be required to file an annual information return on IRS Form 8621 containing information regarding the PFIC as required by United States Department of the Treasury regulations.

While there are legal uncertainties involved in this determination, including as a result of adverse case law described herein, based upon the Company’s and its subsidiaries’ expected operations as described herein and based upon the current and expected future activities and operations of the Company and its subsidiaries, the income of the Company and such subsidiaries from time charters should not constitute “passive income” for purposes of applying the PFIC rules, and the assets that the Company owns for the production of this time charter income should not constitute passive assets for purposes of applying the PFIC rules.

Although there is no legal authority directly on point, this view is based principally on the position that the gross income that the Company and its subsidiaries derive from time charters constitutes services income rather than passive rental income. The Fifth Circuit Court of Appeals decided in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir., 2009) that a typical time charter is a lease, and not a contract for the provision of transportation services. In that case, the court was considering a tax issue that turned on whether the taxpayer was a lessor where a vessel was under a time charter, and the court did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of the Tidewater case is applied to the Company’s situation and the Company’s or its subsidiaries’ time charters are treated as leases, the Company’s or its subsidiaries’ time charter income could be classified as rental income and the Company would be a PFIC unless more than 25% of the income of the Company (taking into account the subsidiary look through rule) is from spot charters plus other active income or an active leasing exception applies. The IRS has announced that it will not follow the reasoning of the Tidewater case and would have treated the income from the time charters at issue in that case as services income, including for other purposes of the Code. The Company intends to take the position that all of its time, voyage and spot chartering activities will generate active services income and not passive leasing income, but in the absence of direct legal authority specifically relating to the Code provisions governing PFICs, the IRS or a court could disagree with this position. Although the matter is not free from doubt as described herein, based on the current operations and activities of the Company and its subsidiaries and on the relative values of the vessels in the Company’s fleet and the charter income in respect of the vessels, Globus Maritime Limited should not be treated as a PFIC during the taxable year ended December 31, 2019.

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Based on the Company’s intention and expectation that the Company’s subsidiaries’ income from spot, time and voyage chartering activities plus other active operating income will be greater than 25% of the Company’s total gross income at all relevant times and that the gross value of the vessels subject to such time, voyage or spot charters will exceed the gross value of all the passive assets the Company owns at all relevant times, Globus Maritime Limited does not expect that it will constitute a PFIC with respect to a taxable year in 2020 or the near future thereafter.

The Company will try to manage its vessels and its business so as to avoid being classified as a PFIC for a future taxable year; however there can be no assurance that the nature of the Company’s assets, income and operations will remain the same in the future (notwithstanding the Company’s current expectations). Additionally, no assurance can be given that the IRS or a court of law will accept the Company’s position that the time charters that the Company’s subsidiaries have entered into or any other time charter that the Company or a subsidiary may enter into will give rise to active income rather than passive income for purposes of the PFIC rules, or that future changes of law will not adversely affect this position. The Company has not obtained a ruling from the IRS on its time charters or its PFIC status and does not intend to seek one. Any contest with the IRS may materially and adversely impact the market for the common shares and the prices at which they trade. In addition, the costs of any contest on the issue with the IRS will result in a reduction in cash available for distribution and thus will be borne indirectly by the Company’s shareholders.

If Globus Maritime Limited were to be classified as a PFIC in any year, each United States Holder of the Company’s shares will be subject (in that year and all subsequent years) to special rules with respect to: (1) any “excess distribution” (generally defined as any distribution received by a shareholder in a taxable year that is greater than 125% of the average annual distributions received by the shareholder in the three preceding taxable years or, if shorter, the shareholder’s holding period for the shares), and (2) any gain realized upon the sale or other disposition of the common shares. Under these rules:

➢	the excess distribution or gain will be allocated ratably over the United States Holder’s holding period;

➢	the amount allocated to the current taxable year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year; and

➢	the amount allocated to each of the other taxable years in the United States Holder’s holding period will be subject to United States federal income tax at the highest rate in effect for the applicable class of taxpayer for that year, and an interest charge will be added as though the amount of the taxes computed with respect to these other taxable years were overdue.

In order to avoid the application of the PFIC rules, United States Holders may make a qualified electing fund, or a QEF, election provided in Section 1295 of the Code in respect of their common shares. Even if a United States Holder makes a QEF election for a taxable year of the Company, if the Company was a PFIC for a prior taxable year during which such holder held the common shares and for which such holder did not make a timely QEF election, the United States Holder would also be subject to the more adverse rules described above. Additionally, to the extent any of the Company’s subsidiaries is a PFIC, an election by a United States Holder to treat Globus Maritime Limited as a QEF would not be effective with respect to such holder’s deemed ownership of the stock of such subsidiary and a separate QEF election with respect to such subsidiary is required. In lieu of the PFIC rules discussed above, a United States Holder that makes a timely, valid QEF election will, in very general terms, be required to include its pro rata share of the Company’s ordinary income and net capital gains, unreduced by any prior year losses, in income for each taxable year (as ordinary income and long-term capital gain, respectively) and to pay tax thereon, even if no actual distributions are received for that year in respect of the common shares and even if the amount of that income is not the same as the amount of actual distributions paid on the common shares during the year. If the Company later distributes the income or gain on which the United States Holder has already paid taxes under the QEF rules, the amounts so distributed will not again be subject to tax in the hands of the United States Holder. A United States Holder’s tax basis in any common shares as to which a QEF election has been validly made will be increased by the amount included in such United States Holder’s income as a result of the QEF election and decreased by the amount of nontaxable distributions received by the United States Holder. On the disposition of a common share, a United States Holder making the QEF election generally will recognize capital gain or loss equal to the difference, if any, between the amount realized upon such disposition and its adjusted tax basis in the common share. In general, a QEF election should be made by filing a Form 8621 with the United States Holder’s federal income tax return on or before the due date for filing such United States Holder’s federal income tax return for the first taxable year for which the Company is a PFIC or, if later, the first taxable year for which the United States Holder held common shares. In this regard, a QEF election is effective only if certain required information is made available by the PFIC. Subsequent to the date that the Company first determines that it is a PFIC, the Company will use commercially reasonable efforts to provide any United States Holder of common shares, upon request, with the information necessary for such United States Holder to make the QEF election.

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In addition to the QEF election, Section 1296 of the Code permits United States Holders to make a “mark-to-market” election with respect to marketable shares in a PFIC, generally meaning shares regularly traded on a qualified exchange or market and certain other shares considered marketable under United States Department of the Treasury regulations. For this purpose, a class of shares is regularly traded on a qualified exchange or market for any calendar year during which such class of shares is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter of the year. Our common shares historically have been regularly traded on the Nasdaq Capital Market or the Nasdaq Global Market, which are established securities markets. However, if our common shares were to be delisted, then the mark-to-market election generally would be unavailable to United States Holders. If a United States Holder makes a mark-to-market election in respect of its common shares, such United States Holder generally would, in each taxable year: (1) include as ordinary income the excess, if any, of the fair market value of the common shares at the end of the taxable year over such United States Holder’s adjusted tax basis in the common shares, and (2) be permitted an ordinary loss in respect of the excess, if any, of such United States Holder’s adjusted tax basis in the common shares over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election (with the United States Holder’s basis in the common shares being increased and decreased, respectively, by the amount of such ordinary income or ordinary loss). The consequences of this election may be less favorable than those of a QEF election for United States Holders that are sensitive to the distinction between ordinary income and capital gain.

United States Holders are urged to consult their tax advisors as to the consequences of making a mark-to-market or QEF election, as well as other United States federal income tax consequences of holding shares in a PFIC.

As previously indicated, if the Company were to be classified as a PFIC for a taxable year in which the Company pays a dividend or the immediately preceding taxable year, dividends paid by the Company would not constitute “qualified dividend income” and, hence, would not be eligible for the reduced rate of United States federal income tax.

Sale, Exchange or Other Disposition of Common Shares

A United States Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of common shares in an amount equal to the difference between the amount realized by the United States Holder from such sale, exchange or other disposition and the United States Holder’s tax basis in such common shares. Assuming the Company does not constitute a PFIC for any taxable year, this gain or loss will generally be treated as long-term capital gain or loss if the United States Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Long term capital gains recognized by a United States Holder other than a corporation are generally taxed at preferential rates. A United States Holder’s ability to deduct capital losses is subject to limitations.

Net Investment Income Tax

A United States Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) such United States Holder’s “net investment income” (or undistributed “net investment income” in the case of estates and trusts) for the relevant taxable year and (2) the excess of such United States Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States Holder’s net investment income will generally include its gross dividend income and its net gains from the disposition of the common shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income generally will not include a United States Holder’s pro rata share of the Company’s income and gain (if we are a PFIC and that United States Holder makes a QEF election, as described above in “—Consequences of Possible PFIC Classification”). However, a United States Holder may elect to treat inclusions of income and gain from a QEF election as net investment income. Failure to make this election could result in a mismatch between a United States Holder’s ordinary income and net investment income. If you are a United States Holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the net investment income tax to your income and gains in respect of your investment in the common shares.

United States Federal Income Taxation of Non-United States Holders

A Non-United States Holder will generally not be subject to United States federal income tax on dividends paid in respect of the common shares or on gains recognized in connection with the sale or other disposition of the common shares provided that the Non-United States Holder makes certain tax representations regarding the identity of the beneficial owner of the common shares, that such dividends or gains are not effectively connected with the Non-United States Holder’s conduct of a United States trade or business and that, with respect to gain recognized in connection with the sale or other disposition of the common shares by a non-resident alien individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition and other conditions are met. If the Non-United States Holder is engaged in a United States trade or business for United States federal income tax purposes, the income from the common shares, including dividends and gain from the sale, exchange or other disposition of the common shares, that is effectively connected with the conduct of that trade or business will generally be subject to regular United States federal income tax in the same manner as discussed above relating to the taxation of United States Holders.

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Backup Withholding and Information Reporting

Information reporting to the IRS may be required with respect to payments on the common shares and with respect to proceeds from the sale of the common shares. With respect to Non-United States Holders, copies of such information returns may be made available to the tax authorities in the country in which the Non-United States Holder resides under the provisions of any applicable income tax treaty or exchange of information agreement. A “backup” withholding tax may also apply to those payments if:

➢	a holder of the common shares fails to provide certain identifying information (such as the holder’s taxpayer identification number or an attestation to the status of the holder as a Non-United States Holder);

➢	such holder is notified by the IRS that he or she has failed to report all interest or dividends required to be shown on his or her federal income tax returns; or

➢	in certain circumstances, such holder has failed to comply with applicable certification requirements.

Backup withholding is not an additional tax and may be refunded (or credited against the holder’s United States federal income tax liability, if any), provided that certain required information is furnished to the IRS in a timely manner.

Non-United States Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable.

United States Holders of common shares may be required to file forms with the IRS under the applicable reporting provisions of the Code. For example, such United States Holders may be required, under Sections 6038, 6038B and/or 6046 of the Code, and the regulations thereunder, to supply the IRS with certain information regarding the United States Holder, other United States Holders and the Company if (1) such person owns at least 10% of the total value or 10% of the total combined voting power of all classes of shares entitled to vote or (2) the acquisition of our common shares, when aggregated with certain other acquisitions that may be treated as related under applicable regulations, exceeds $100,000 in value. In the event a United States Holder fails to file a form when required to do so, the United States Holder could be subject to substantial tax penalties. You should consult your tax advisor regarding the filing of these forms.

Individual United States Holders who hold certain specified foreign assets with values in excess of certain dollar thresholds are required to report such assets on IRS Form 8938 with their United States federal income tax return, subject to certain exceptions (including an exception for foreign assets held in accounts maintained by financial institutions). Stock in a foreign corporation, including our common shares, is a specified foreign asset for this purpose. Penalties apply for failure to properly complete and file Form 8938. You should consult your tax advisor regarding the filing of this form.

We encourage each United States Holder and Non-United States Holder to consult with his, her or its own tax advisor as to the particular tax consequences to him, her or it of holding and disposing of the Company’s common shares, including the applicability of any federal, state, local or foreign tax laws and any proposed changes in applicable law.

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PLAN OF DISTRIBUTION

We will deliver shares of our common stock upon exercise of the Class A Warrants. As of the date of this prospectus, the Class A Warrants were exercisable for a total of 38,870,000 common shares. For additional information about the Class A Warrants, please see the section of this prospectus entitled “Description of Capital Stock.”

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EXPENSES RELATING TO THIS OFFERING

The expenses of the offering of the securities to which this prospectus relates were substantially paid in connection with the initial offering of the Class A Warrants.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Watson Farley & Williams LLP, New York, New York with respect to matters of United States and Marshall Islands law.

EXPERTS

The consolidated financial statements of Globus Maritime Limited appearing in Globus Maritime Limited’s Annual Report (Form 20-F) for the year ended December 31, 2019, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras street, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants (“SOEL”), Greece with registration number 107.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and other reports with the SEC. You may read and copy any document that we file and obtain copies at prescribed rates from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. Further information about our company is available on our website at http://www.globusmaritime.gr. The information on our website, however, is not, and should not be, deemed to be a part of this prospectus

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our annual report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 1, 2020,

•	a report on Form 6-K filed on May 8, 2020,

•	a report on Form 6-K filed on June 12, 2020 including Management’s Discussion and Analysis of Financial Condition and Results of Operations and unaudited interim condensed consolidated financial statements as of March 31, 2020 and for the three-month periods ended March 31, 2020 and 2019 (but excluding Exhibit 99.1 thereof),

•	a report on Form 6-K filed on June 12, 2020 reporting, among other things, entry into a stock purchase agreement and issuance of Series B Preferred Shares,

•	a report on Form 6-K filed on June 23, 2020,

•	a report on Form 6-K filed on June 29, 2020,

•	a report on Form 6-K filed on July 16, 2020,

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•	a report on Form 6-K filed on July 17, 2020,

•	a report on Form 6-K filed on July 27, 2020, and

•	a report on Form 6-K filed on July 31, 2020.

We are also incorporating by reference any documents that we file with the SEC after the date of the filing of this post-effective amendment and prior to its effectiveness, and all subsequent annual reports on Form 20-F that we file with the SEC and reports on Form 6-K that we furnish to the SEC after the date of this prospectus that state they are incorporated by reference into this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus or any sale of our common shares.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus at no cost to the requester. You may request a free copy of the above mentioned filings or any subsequent filing we incorporate by reference into this prospectus by contacting us at the following address:

Globus Maritime Limited
c/o Globus Shipmanagement Corp.
128 Vouliagmenis Avenue
3rd Floor
166 74 Glyfada
Athens, Greece
+30 210 960 8300

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with IFRS. As a “foreign private issuer”, we are exempt from the rules under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Up to 38,870,000 Common Shares
Issuable Upon Exercise of Outstanding Class A Warrants

PROSPECTUS

Exhibits and Financial Statement Schedules

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under Section 60 of the BCA, we have the power to indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. However, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Under Section 60 of the BCA and our bylaws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

In addition, under Section 60 of the BCA we have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Furthermore, and as provided by Section 60 of the BCA, when a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such matter.

Our articles of incorporation provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation, a director or officer of another corporation, partnership, joint venture, trust or other enterprise (the “Indemnitee”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding unless a final and unappealable determination by a court of competent jurisdiction has been made that he or she did not act in good faith or in a manner he or she did not reasonably believe to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Pursuant to Section 60 of the BCA, expenses incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

Both Section 60 of the BCA and our articles of incorporation further provide that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

Under both Section 60 of the BCA and our articles of incorporation, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity regardless of whether the corporation would have the power to indemnify such person against such liability under the foregoing.

II-1

Under Section 60 of the BCA, the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person’s heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, under our articles of incorporation, any repeal or modification of Article VII of our articles of incorporation shall not adversely affect any rights to indemnification of a director or officer of the corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties other than (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which a director derived an improper personal benefit. Our articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law (i.e., other than breach of duty of loyalty, acts not taken in good faith or which involve intentional misconduct or a knowing violation of law or transactions for which the director derived an improper personal benefit) and provides that we must indemnify our directors and officers for certain lawsuits. The limitation of liability and indemnification provisions in our articles of incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, may otherwise benefit us and our shareholders. In addition, an investor in our common shares may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 9. Exhibits

The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference (the “Exhibit Index”).

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) - (f)   [Reserved]

(g)	Not applicable.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i-k)	Not applicable

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Exhibit List

Exhibit Number	Description

1.1	Underwriting Agreement dated June 18, 2020 between the Company and Maxim Group LLC, as representative of the underwriters listed on Schedule A therein (incorporated by reference to Exhibit 1.1 of the registrant’s report on Form 6-K furnished with the Commission on June 23, 2020).

4.1	Specimen Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to the registrant’s report on Form 6-K filed with the Commission on July 31, 2020).

4.2	Form of Class A Warrant (incorporated by reference to Exhibit 4.2 of the registrant’s report on Form 6-K furnished with the Commission on June 23, 2020)

5.1	Opinion of Watson Farley & Williams LLP as to the validity of the securities (incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form F-1 filed with the Commission on May 8, 2020).

5.2	Opinion of Watson Farley & Williams LLP as to the validity of the securities (incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form F-1MEF filed with the Commission on June 18, 2020).

8.1	Opinion of Watson Farley & Williams LLP with respect to certain tax matters (incorporated by reference to Exhibit 8.1 to the registrant’s registration statement on Form F-1 filed with the Commission on May 8, 2020).

8.2	Opinion of Watson Farley & Williams LLP with respect to certain tax matters (incorporated by reference to Exhibit 8.1 to the registrant’s registration statement on Form F-1MEF filed with the Commission on June 18, 2020).

23.1	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.*

23.2	Consent of Watson Farley & Williams LLP (included in its opinions filed as Exhibit 5.1 and 5.2)

23.3	Consent of Watson Farley & Williams LLP (included in its opinion filed as Exhibit 8.1 and 8.2)

24.1	Powers of Attorney (included in the signature pages hereto)

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glyfada, Country of Greece, on July 31, 2020.

GLOBUS MARITIME LIMITED

By:	/s/ Athanasios Feidakis
Name: Athanasios Feidakis
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Athanasios Feidakis and Steven Hollander his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on July 31, 2020 in the capacities indicated.

Signature	Title

/s/ Athanasios Feidakis	Director, President, Chief Executive Officer
Athanasios Feidakis	(Principal Executive Officer)
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Georgios Feidakis	Director; Chairman of the Board of Directors
Georgios Feidakis

/s/ Jeffrey O. Parry	Director
Jeffrey O. Parry

/s/ Ioannis Kazantzidis	Director
Ioannis Kazantzidis

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AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Globus Maritime Limited, has signed this registration statement in the City of Newark, State of Delaware on July 31, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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